Exhibit 10.4
ANTHROPIC, PBC
AMENDED & RESTATED 2021 STOCK PLAN
1.Purposes of the Plan. The purposes of this Amended & Restated 2021 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Stock and Restricted Stock Units may also be granted under the Plan.
2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or a Committee.
(b)“Affiliate” means (i) an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity and (ii) an entity other than a Subsidiary in which the Company and /or one or more Subsidiaries own a controlling interest.
(c)“Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Options, Restricted Stock or Restricted Stock Units are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.
(d)“Award” means any award of an Option, Restricted Stock or Restricted Stock Unit under the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“California Participant” means a Participant whose Award is issued in reliance on Section 25102(o) of the California Corporations Code.
(g)“Cashless Transaction” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations or other required deductions applicable to an Award may be satisfied, in whole or in part, with Shares subject to the Award, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Company) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of such amount.
(h)“Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Option Agreement, Restricted Stock

Purchase Agreement, Restricted Stock Unit Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) any material breach by Participant of any material written agreement between Participant and the Company and Participant’s failure to cure such breach within 30 days after receiving written notice thereof, that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (ii) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (iii) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (iv) Participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (v) Participant’s commission of or participation in an act of fraud against the Company; (vi) Participant’s intentional material damage to the Company’s business, property or reputation; or (vii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of their relationship with the Company. For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or disability. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.
(i)“Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities.
Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.
(j)“Code” means the Internal Revenue Code of 1986, as amended.

(k)“Committee” means one or more committees or subcommittees of the Board consisting of two (2) or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board) appointed by the Board to administer the Plan in accordance with Section 4 below.
(l)“Common Stock” means the Company’s Voting Common Stock.
(m)“Company” means Anthropic, PBC, a Delaware public benefit corporation.
(n)“Consultant” means (i) any person or entity, including an advisor but not an Employee, that renders, or has rendered, services to the Company, or any Parent, Subsidiary or Affiliate and is compensated for such services, including, without limitation, any person or entity that renders, or has rendered, such services to the Company, or any Parent, Subsidiary or Affiliate as an employee of a staffing agency, professional employer organization (PEO), employer of record (EOR), consulting firm or similar entity or arrangement, and (ii) any Director whether compensated for such services or not.
(o)“Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company, provided that, if an Employee is holding an Incentive Stock Option and such leave exceeds 3 months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period and the Incentive Stock Option shall thereafter automatically become a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.
(p)“Director” means a member of the Board.
(q)“Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.
(r)“Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent, Subsidiary or Affiliate.

(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Fair Market Value” means, as of any date, the per share fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the per share closing price for the Shares as reported in The Wall Street Journal for the applicable date.
(u)“Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
(v)“Incentive Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive stock option within the meaning of Section 422 of the Code.
(w)“Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).
(x)“Nonstatutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Stock Option.
(y)“Option” means a stock option granted pursuant to the Plan.
(z)“Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.
(aa)“Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price, other Awards, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value.
(bb)“Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.
(cc)“Optionee” means an Employee or Consultant who receives an Option.

(dd)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(ee)“Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.
(ff)“Plan” means this Amended & Restated 2021 Stock Plan.
(gg)“Restricted Stock” means Shares acquired pursuant to a right to purchase or receive Common Stock granted pursuant to Section 8 below.
(hh)“Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock granted under the Plan and includes any documents attached to such agreement.
(ii)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 below. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(jj)“Restricted Stock Unit Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock Units granted under the Plan and includes any document attached to such agreement.
(kk)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.
(ll)“Share” means a share of Common Stock, as adjusted in accordance with Section 10 below.
(mm)“Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.
(nn)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(oo)“Ten Percent Holder” means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.
3.Stock Subject to the Plan. Subject to the provisions of Section 10 below, the maximum aggregate number of Shares that may be issued under the Plan is 386,482,609 Shares, all of which Shares may be issued under the Plan pursuant to Incentive Stock Options. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised or settled in full, or is surrendered pursuant to an Option Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise or settlement of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with the termination of a Participant’s Continuous Service Status) shall again be available for future grant under the Plan. Notwithstanding the foregoing, subject to the provisions of Section 10 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in the first sentence of this Section 3 plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that again become available for issuance pursuant to the remaining provisions of this Section 3.
4.Administration of the Plan.
(a)General. The Plan shall be administered by the Board, a Committee appointed by the Board, or any combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Board may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board.
(b)Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c)Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:
(i)to determine the Fair Market Value in accordance with Section 2(t) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;
(ii)to select the Employees and Consultants to whom Awards may from time to time be granted;
(iii)to determine the number of Shares to be covered by each Award;
(iv)to approve the form(s) of agreement(s) and other related documents used under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest, be exercised and/or be settled (which may be based on performance criteria), the circumstances (if any) when vesting or settlement will be accelerated or forfeiture restrictions will be waived (subject to compliance with Applicable Laws), and any restriction or limitation regarding any Award, Optioned Stock, Restricted Stock, or Restricted Stock Unit;
(vi)to amend any outstanding Award or agreement related to any Optioned Stock, Restricted Stock, or Restricted Stock Unit, including any amendment adjusting vesting and/or settlement (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without their consent other than acceleration of vesting and/or settlement of any Award, which may be approved and effective without the consent of any Participant at any time as may be provided by the Administrator, in its sole and absolute discretion;
(vii)to determine whether and under what circumstances an Option may be settled in cash under Section 7(c)(iii) below instead of Common Stock;
(viii)subject to Applicable Laws, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program without consent of the holders of capital stock of the Company, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Participant shall be made without their consent;
(ix)to approve addenda pursuant to Section 18 below or to grant Awards to, or to modify the terms of, any outstanding Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement or any agreement related to any Optioned Stock, Restricted Stock or Restricted Stock Unit held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences; and
(x)to construe and interpret the terms of the Plan, any Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement, and any agreement related to any Optioned Stock, Restricted Stock or Restricted Stock Unit, which constructions, interpretations and decisions shall be final and binding on all Participants.
(d)Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in good faith, and (ii) any and all amounts paid by them in settlement thereof, with the Company’s approval, or paid by them in satisfaction of any judgment in any such claim, action, suit, or proceeding against them, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before they undertake to handle and defend it on their own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.
5.Eligibility.
(a)Recipients of Grants. Nonstatutory Stock Options, Restricted Stock, and Restricted Stock Units may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.
(b)Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.
(c)ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b) above, to the extent that the aggregate Fair Market Value of Shares with respect to which options designated as incentive stock options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess options shall be treated as nonstatutory stock options. For purposes of this Section 5(c), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an incentive stock option shall be determined as of the date of the grant of such option.

(d)No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Parent, Subsidiary or Affiliate), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (Parent’s, Subsidiary’s or Affiliate’s) right to terminate their employment or consulting relationship at any time, with or without cause.
6.Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect until January 12, 2035, unless sooner terminated under Section 14 below.
7.Options.
(a)Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.
(b)Option Exercise Price and Consideration.
(i)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:
(1)In the case of an Incentive Stock Option
a.granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant;
b.granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant;
(2)Except as provided in subsection (3) below, in the case of a Nonstatutory Stock Option the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code; and
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.
(ii)Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3)  to the extent permitted under, and in accordance with, Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 152 of the Delaware General Corporation Law); (4) cancellation of indebtedness; (5) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (6) a Cashless Transaction; (7) such other consideration and method of payment permitted under Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.
(c)Exercise of Option.
(i)General.
(1)Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company, and Parent, Subsidiary or Affiliate, and/or the Optionee.
(2)Leave of Absence. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Options shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Options shall continue during any paid leave and shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Optionee’s returning from military leave (under conditions that would entitle them to protection upon such return under the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended), they shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as they were providing services immediately prior to such leave.
(3)Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.
(4)Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 9 below. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(5)Rights as Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock is issued, except as provided in Section 10 below.
(ii)Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:
(1)General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan, provided the unvested portion of the Option shall expire, and the Optioned Stock underlying the unvested portion of the Option shall revert to the Plan, 3 months following the termination of an Optionee’s Continuous Service Status. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to this Section 7).
(2)Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in the subsections (3) through (5) below, such Optionee may exercise any outstanding Option at any time within 3 months following such termination to the extent the Optionee is vested in the Optioned Stock.
(3)Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of their Disability, such Optionee may exercise any outstanding Option at any time within 12 months following such termination to the extent the Optionee is vested in the Optioned Stock.
(4)Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within 3 months following termination of the Optionee’s Continuous Service Status, the Option may be exercised by any beneficiaries designated in accordance with

Section 16 below, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within 12 months following the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in the Optioned Stock.
(5)Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. Nothing in this Section 7(c)(ii)(5) shall in any way limit the Company’s right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement.
(iii)Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
8.Restricted Stock and Restricted Stock Units.
(a)Restricted Stock.
(i)Rights to Purchase. When a right to purchase or receive Restricted Stock is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 7(b)(ii) above with respect to exercise of Options. The offer to purchase Shares shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.
(ii)Repurchase Option.
(1)General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s Continuous Service Status for any reason (including death or Disability) at a purchase price for Shares equal to the original purchase price paid by the purchaser to the Company for such Shares and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(2)Leave of Absence. The Administrator shall have the discretion to determine at any time whether and to what extent the lapsing of Company repurchase rights shall be tolled during any leave of absence; provided, however, that in the absence of such determination, such lapsing shall continue during any paid leave and shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle them to protection upon such return under the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended), they shall be given vesting credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as they were providing services immediately prior to such leave.
(iii)Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each Participant.
(iv)Rights as a Holder of Capital Stock. Once the Restricted Stock is purchased, the Participant shall have the rights equivalent to those of a holder of capital stock, and shall be a record holder when their purchase and the issuance of the Shares is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased, except as provided in Section 10 below.
(b)Restricted Stock Units.
(i)Award Terms. When Restricted Stock Units are granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions applicable to the Award, including the number of Restricted Stock Units that such person shall be entitled to receive. The offer to receive Restricted Stock Units shall be accepted by execution of a Restricted Stock Unit Agreement in the form determined by the Administrator.
(ii)Vesting and Settlement.
(1)General. The Administrator may, in its discretion, set vesting criteria for the Restricted Stock Units that must be met in order to be eligible to receive a payout pursuant to the Award (note that the Administrator may specify additional conditions which must also be met in order to receive a payout pursuant to the Award). Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. Notwithstanding the foregoing, subject to compliance with Applicable Laws, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria without the consent of any Participant.

(2)Leave of Absence. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of an Award of Restricted Stock Units shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting shall continue during any paid leave and shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall be tolled during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle them to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), they shall be given vesting credit with respect to the Restricted Stock Units received pursuant to the Restricted Stock Unit Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as they were providing services immediately prior to such leave.
(iii)Form and Timing of Settlement. Settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and may be subject to additional conditions, if any, each as set forth in the Restricted Stock Unit Agreement. The Administrator, in its sole discretion, may provide in any Restricted Stock Unit Agreement that earned Restricted Stock Units may be settled in cash, Shares, or a combination of both, subject to compliance with Applicable Laws.
(iv)Other Provisions. The Restricted Stock Unit Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Unit Agreements need not be the same with respect to each Participant.
(v)Rights as a Holder of Capital Stock. Until the issuance of the Shares pursuant to Restricted Stock Unit Agreement (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Restricted Stock Units. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock is issued, except as provided in Section 10 below.
9.Taxes.
(a)As a condition of the grant, vesting, exercise and settlement of an Award, as applicable, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding, exercising or receiving the proceeds of the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax, withholding, and any other required deductions or payments that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.
(b)The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding, exercising or receiving the proceeds of the Award) to satisfy all or part of their tax, withholding, or any other required deductions or payments by Cashless Transaction or by surrendering Shares (either directly or by stock attestation) that they previously acquired; provided that, unless specifically permitted by the Company, (i) any such Cashless Transaction must be an approved broker-assisted Cashless Transaction or the Shares withheld in the Cashless Transaction must be limited to avoid financial accounting charges under applicable accounting guidance, and (ii) any such surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.
10.Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.
(a)Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of capital stock of the Company, (i) the numbers and class of Shares, units representing Shares or other stock or securities: (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each such outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, shall be automatically proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, reclassification of the Shares or subdivision of the Shares. In the event of any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, a declaration of an extraordinary dividend with respect to the Shares payable in a form other than Shares in an amount that has a material effect on the Fair Market Value, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, merger, a spin-off, split-up, change in corporate structure or a similar occurrence, the Administrator shall make appropriate adjustments, in its discretion, in one or more of (i) the numbers and class of Shares, units representing Shares or other stock or securities: (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each outstanding Option and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, and any such adjustment by the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares, or units representing Shares, subject to an Award. If, by reason of a transaction described in this Section 10(a) or an adjustment pursuant to this Section 10(a), a Participant’s Award agreement or agreement related to any Optioned Stock, Restricted Stock or Restricted Stock Unit covers additional or different shares of stock or securities (or units representing additional or different shares of stock or securities), then such additional or different shares (and the units representing such additional or different shares), and the Award agreement or agreement related to the Optioned Stock, Restricted Stock or Restricted Stock Unit in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award, Optioned Stock, Restricted Stock and Restricted Stock Unit prior to such transaction or adjustment.
(b)Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.
(c)Corporate Transactions. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock (a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares or units representing Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid for the Shares or units representing Shares subject to the Awards, as applicable; or (E) the cancellation of any outstanding Awards or an outstanding right to purchase Restricted Stock, in either case, for no consideration. Notwithstanding anything under this Plan, any Award agreement or otherwise, any escrow, holdback, earn-out or similar provisions agreed to pursuant to, or in connection with, a Corporate Transaction shall, unless otherwise determined by the Board, apply to any payment or other right a Participant may be entitled to under this Plan, if any, to the same extent and in the same manner as such provisions apply generally to the holders of the Company’s Common Stock with respect to the Corporate Transaction, but only to the extent permitted by Applicable Law, including (without limitation), Section 409A of the Code.
11.Non-Transferability of Awards.
(a)General. Except as set forth in this Section 11, Awards (or any rights related to, or interest in, such Awards) may not be sold, pledged, encumbered, assigned, hypothecated, or disposed of or otherwise transferred in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 11.

(b)Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Administrator may in its sole discretion provide that any Nonstatutory Stock Options or Restricted Stock Units may be transferred by instrument to an inter vivos or testamentary trust in which the Options or Restricted Stock Units are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members. Further, beginning with (i) the period when the Company begins to rely on the exemption described in Rule 12h-1(f)(1) promulgated under the Exchange Act and/or the relief provided in the No Action Letter issued by the Securities and Exchange Commission in relation to Sections 12(g) and 12(h) of the Exchange Act on February 13, 2012 (the “No Action Letter”), as determined by the Board in its sole discretion, and (ii) ending on the earlier of (A) the date when the Company ceases to rely on such exemption or relief, as determined by the Board in its sole discretion, or (B) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, an Option or Restricted Stock Unit award, or prior to exercise or settlement, the Shares subject to the Option or Restricted Stock Unit award, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are Family Members through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Board, in its sole discretion, may permit transfers of Nonstatutory Stock Options or Restricted Stock Units to the Company or in connection with a Change of Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f) or the No Action Letter, as applicable.
12.Non-Transferability of Stock Underlying Awards.
(a)General. Notwithstanding anything to the contrary, no Participant or other stockholder shall Transfer (as such term is defined below) any Shares (or any rights related to, or interests in, such Shares) acquired pursuant to any Award (including, without limitation, Shares acquired upon exercise of an Option or settlement of a Restricted Stock Unit) to any person or entity unless such Transfer is approved by the Company prior to such Transfer, which approval may be granted or withheld in the Company’s sole and absolute discretion. “Transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale (as such term is defined below) or other disposition of such security (including transfer by testamentary or intestate succession, merger or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Any purported Transfer effected in violation of this Section 12 shall be null and void and shall have no force or effect and the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Plan or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
(b)Approval Process. Any Participant or stockholder seeking the approval of the Company to Transfer some or all of its Shares (or interests therein) shall give written notice thereof to the Secretary of the Company that shall include: (1) the name of the stockholder; (2) the proposed transferee; (3) the number of Shares (or interests therein) proposed to be transferred; and (4) the purchase price, if any, of the Shares (or interest therein) proposed for Transfer. The Company may require the Participant to supplement its notice with such additional information as the Company may request or as may otherwise be required by the applicable Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement or other applicable written agreement. In addition such request for Transfer shall be subject to such right of first refusal, transfer provisions and any other terms and conditions as may be set forth in the applicable Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement or other applicable written agreement.
13.Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.
14.Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without their consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required.
15.Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares or cash under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of any Option, purchase or receipt of any Restricted Stock or settlement of any Restricted Stock Units, the Company may require the person exercising the Option or purchasing or receiving the Restricted Stock or Shares pursuant to settlement of Restricted Stock Units to represent and warrant at the time of any such exercise, purchase, receipt or settlement that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is advisable or required by Applicable Laws. Shares issued upon exercise of Options, purchase or receipt of Restricted Stock or settlement of any Restricted Stock Units prior to the date, if ever, on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement.
16.Beneficiaries. If permitted by the Company, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. Except as otherwise provided in an Award agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.
17.Approval of Holders of Capital Stock. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within 12 months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under Applicable Laws.
18.Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.
19.Information to Holders of Options and/or Restricted Stock Units. In the event the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act or the No Action Letter, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act of 1933, as amended, to all holders of Options and/or Restricted Stock Units, as applicable, in accordance with the requirements thereunder until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company may request that holders of Options and/or Restricted Stock Units, as applicable, agree to keep the information to be provided pursuant to this Section confidential. If the holder does not agree to keep the information to be provided pursuant to this Section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) of the Exchange Act or the No Action Letter, as applicable.

ADDENDUM A
Amended & Restated 2021 Stock Plan
California Participant Sub-Plan
Prior to the date, if ever, on which the Common Stock becomes a Listed Security and/or the Company is subject to the reporting requirements of the Exchange Act, the terms set forth herein shall apply to Awards issued to California Participants. All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.
1.The following rules shall apply to any Option in the event of termination of the Participant’s Continuous Service Status:
(a)If such termination was for reasons other than death, “Permanent Disability” (as defined below), or Cause, the Participant shall have at least 30 days after the date of such termination to exercise their Option to the extent the Participant is entitled to exercise on their termination date, provided that in no event shall the Option be exercisable after the expiration of the term as set forth in the Option Agreement.
(b)If such termination was due to death or Permanent Disability, the Participant shall have at least 6 months after the date of such termination to exercise their Option to the extent the Participant is entitled to exercise on their termination date, provided that in no event shall the Option be exercisable after the expiration of the term as set forth in the Option Agreement.
“Permanent Disability” for purposes of this Addendum shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or any Parent or Subsidiary because of the sickness or injury of the Participant.
2.Notwithstanding anything to the contrary in Section 10(a) of the Plan, the Administrator shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.
3.Notwithstanding anything stated herein to the contrary, no Option shall be exercisable on or after the 10th anniversary of the date of grant and any Award agreement shall terminate on or before the 10th anniversary of the date of grant.
4.The Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of Applicable Laws, at least annually to each California Participant during the period such Participant has one or more Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares; provided, however, the Company shall not be required to provide such information if (i) the issuance is limited to key persons whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

ADDENDUM B
Amended & Restated 2021 Stock Plan
UK Employee Non-CSOP Sub-Plan
The terms set forth herein shall apply to Awards offered to Employees who are resident in the United Kingdom pursuant to this UK Employee Non-CSOP Sub-Plan to the Anthropic, PBC Amended & Restated 2021 Stock Plan (the “UK Employee Non-CSOP Sub-Plan”).
The rules of the Anthropic, PBC Amended & Restated 2021 Stock Plan (the “Plan”) shall apply to all Awards offered, granted or issued to Employees pursuant to the UK Employee Non-CSOP Sub-Plan, save that the definition of “Consultant” shall be deleted and Sections 1, 4(a), 4(c)(ii), 5(a), 5(d) and 18 and the definitions of “Continuous Service Status” and “Optionee” shall apply with the omission of the words “a Consultant”, “or Consultants” and “and Consultants” (or the singular or plural forms thereof, as relevant) (as applicable), such that this UK Employee Non-CSOP Sub-Plan shall constitute an “Employee share scheme” within the meaning of Article 60(2) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005/1529. Accordingly, the Plan, as modified by this UK Employee Non-CSOP Sub-Plan shall govern any such Awards. To the extent there is any conflict between the terms of the Plan and the terms of this UK Employee Non-CSOP Sub-Plan, this UK Employee Non-CSOP Sub-Plan shall control. To the extent the terms of the Plan are not modified by this UK Employee Non-CSOP Sub-Plan, such terms shall remain in full force and effect.
All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan and all references to the Plan in the Plan, in any Award agreement and/or in any other agreement related to the Plan or any Award agreement entered into, delivered and/or issued to any person, including any Participant, shall be deemed to include a reference to the UK Employee Non-CSOP Sub-Plan as applicable.

ADDENDUM C
Amended & Restated 2021 Stock Plan
UK Employee CSOP Sub-Plan
The terms set forth herein shall apply to Awards offered to Employees who are resident in the United Kingdom pursuant to this UK Employee CSOP Sub-Plan to the Anthropic, PBC Amended & Restated 2021 Stock Plan (the “UK Employee CSOP Sub-Plan”).
Except as set forth in this UK Employee CSOP Sub-Plan, the rules of the Anthropic, PBC Amended & Restated 2021 Stock Plan (the “Plan”) shall apply to all Awards offered, granted or issued to Employees pursuant to the UK Employee CSOP Sub-Plan and, accordingly, the Plan, as modified by this UK Employee CSOP Sub-Plan shall govern any such Awards. To the extent there is any conflict between the terms of the Plan and the terms of this UK Employee CSOP Sub-Plan, this UK Employee CSOP Sub-Plan shall control. To the extent the terms of the Plan are not modified by this UK Employee CSOP Sub-Plan, such terms shall remain in full force and effect.
All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan and all references to the Plan in the Plan, in any Award agreement and/or in any other agreement related to the Plan or any Award agreement entered into, delivered and/or issued to any person, including any Participant, shall be deemed to include a reference to the UK Employee CSOP Sub-Plan as applicable.
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This UK Employee CSOP Sub-Plan is a separate plan meeting the requirements of Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 which governs options granted to employees of the Company and any Group Company who are resident for tax purposes in the United Kingdom and eligible to participate in a Schedule 4 Income Tax (Earnings and Pensions) Act 2003 company share option plan.
The UK Employee CSOP Sub-Plan was established by resolution of the Board on August 6, 2023.
1.Definitions. The following definitions and rules of interpretation apply in the UK Employee CSOP Sub-Plan.
(a)“Adoption Date” means the date of the adoption of the UK Employee CSOP Sub-Plan by the Company.
(b)“Associate” has the meaning given in paragraph 12 of Schedule 4.
(c)“Cause” shall have the meaning set forth in the Plan, provided it shall also exist if the Optionee’s Continuous Service ceases for gross misconduct.

(d)“Connected” has the meaning given to the term “connected” in section 993 of the Income Tax Act 2007.
(e)“Continuous Service” means the absence of any interruption or termination of service as an Employee or as a director of, or advisor or consultant to, any Group Company. Continuous Service shall not be considered interrupted or terminated in the case of (i) a Company approved leave of absence, (ii) a transfer between job-site location of any Group Company or from one Group Company to another Group Company, or (iii) a change in status from an Employee to a director of, or consultant to, any Group Company.1
(f)“Constituent Company” means any Group Company nominated by the Board to be a Constituent Company at the relevant time.
(g)“Control” has the meaning given in section 719 of ITEPA 2003.
(h)“Eligible Employee” means (i) any employee of a Constituent Company; and (ii) any director of a Constituent Company who is required to devote at least 25 hours per week (excluding meal breaks) to their duties, who in either case: (x) does not have a Material Interest (either on their own or together with one or more of their Associates), and (y) has not had such an interest in the last 12 months; and has no Associate or Associates that has or (taken together) have a Material Interest or had such an interest in the last 12 months.
(j)“Employer Company” means the Optionee's employer or former employer as applicable.
(k)“Exercise Agreement” means the exercise agreement attached as an exhibit to the Option Agreement or any other form of written or electronic notice approved by the Company for the purpose of exercising an Option.
(l)“Exercise Price” means the price at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to Section 16): (i) if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share; and (ii) may not be less than the Market Value of a Share on the Grant Date (or such earlier date as determined in accordance with paragraph 22 of Schedule 4).
(m)“Existing CSOP Options” means all: (i) Options; and (ii) options granted under any other Schedule 4 CSOP that has been established by the Company or any of its Associated Companies (as defined in paragraph 35 of Schedule 4), in all cases, that can still be exercised.
(n)“Grant Date” means the date on which an Option is approved by the Board pursuant to the UK Employee CSOP Sub-Plan.
1 Note: Tax advice should be taken if any CSOP optionee (i) intends to exercise their option within 3 years of its date of grant or (ii) will move from being a company employee to a consultant/advisor.

(o)“Group Company” means any of the following: (i) the Company; and (ii) a company of which the Company has Control and which is also a Subsidiary of the Company.
(q)“HMRC” means HM Revenue & Customs.
(r)“ITEPA 2003” means Income Tax (Earnings and Pensions) Act 2003.
(s)“Key Feature” means any provision of the UK Employee CSOP Sub-Plan that is necessary to meet the requirements of Schedule 4.
(t)“Market Value” means the market value determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance, on the relevant date. If Shares are subject to a Relevant Restriction, Market Value shall be determined as if they were not subject to a Relevant Restriction.
(u)“Material Interest” has the meaning given in paragraph 9 of Schedule 4.
(v)“NICs” means national insurance contributions.
(w)“Option” means a right to acquire Shares granted under the UK Employee CSOP Sub-Plan.
(x)“Option Agreement” means an agreement between the Company and an Optionee setting out the terms of an Option, made in accordance with Section 3(c).
(y)Optionee” means an individual who holds an Option or, where applicable, their personal representatives.
(z)“Performance Condition” means any condition set under Section 4 that: (i) must be met before an Option can be exercised at all; and/or (ii) provides that the extent to which an Option becomes capable of exercise shall be determined by reference to performance over a certain period measured against specified targets.
(aa)“Plan Exit Event” means any of the corporate events contemplated in sections 10(b) (Dissolution or Liquidation) or 10(c) (Corporate Transactions) of the Plan (as amended from time to time).
(bb)“Plan Exit Provisions” means the provisions set out in sections 10(b) (Dissolution or Liquidation) or 10(c) (Corporate Transactions) of the Plan (as amended from time to time).
(cc)“Redundancy” has the meaning given by the Employment Rights Act 1996.
(dd)“Relevant Restriction” means any provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of

ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares.
(ee)“Rollover Period” means any period during which Options may be exchanged for options over shares in another company (under paragraph 26 of Schedule 4, and Sections 14(g) and (h) below).
(ff)“Schedule 4” means Schedule 4 to ITEPA 2003.
(gg)“Schedule 4 CSOP” means a share plan that meets the requirements of Schedule 4.
(hh)“Shares” means shares of the Company’s Voting Common Stock (subject to Section 16) that meet the requirements of paragraphs 16 to 18 and paragraph 20 of Schedule 4.
(ii)“Subsidiary” means a subsidiary as defined in section 1159 of the Companies Act 2006.
(jj)“Taxable Event” means any event or circumstance that gives rise to a liability for the Optionee to pay income tax, NICs or both (or their equivalents in any jurisdiction) in respect of:
(i)the Option, including its exercise, assignment or surrender for consideration, or the receipt of any benefit in connection with it;
(ii)any Shares (or other securities or assets): (1) earmarked or held to satisfy the Option; (2) acquired on exercise of the Option; (3) acquired as a result of holding the Option; or (4) acquired in consideration of the assignment or surrender of the Option;
(iii)any securities (or other assets) acquired or earmarked as a result of holding Shares (or other securities or assets) mentioned in (ii);
(iv)entering into an election under section 430 or 431 of ITEPA 2003; or
(v)any amount due under PAYE in respect of securities or assets within (a) to (d) above, including any failure by the Optionee to make good such an amount within the time limit specified in section 222 of ITEPA 2003.
(kk)“Tax Liability” means the total of:
(i)any income tax and primary class 1 (employee) NICs (or their equivalents in any jurisdiction) for which any Employer Company is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of any Taxable Event; and
(ii)unless the Employer Company, or the Company on behalf of the Employer Company, directs otherwise under Section 12(f), any secondary class 1 (employer)

NICs (or similar liability in another jurisdiction) that any Employer Company is, or may be, liable to pay (or reasonably believes it is or may be liable to pay) as a result of any Taxable Event and that can be recovered lawfully from the Optionee.
(ll)“Unvested” means such number or the proportion of the Shares subject to an Option that are not Vested.
(mm)“Vested” means such number or the proportion of the Shares subject to an Option that shall become vested according to the circumstances set out in the Option Agreement and “Vest” shall be construed accordingly.
2.Interpretation.
(a)Section headings shall not affect the interpretation of the UK Employee CSOP Sub-Plan.
(b)Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
(c)Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
(d)A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.
(e)A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.
(f)A reference to writing or written includes fax and email.
(g)Any obligation on a party not to do something includes an obligation not to allow that thing to be done.
(h)A reference to the UK Employee CSOP Sub-Plan or to any other agreement or document referred to in the UK Employee CSOP Sub-Plan is a reference to the UK Employee CSOP Sub-Plan or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of the UK Employee CSOP Sub-Plan) from time to time.
(i)References to Sections are to the Sections of the UK Employee CSOP Sub-Plan.
(j)Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

3.Grant of Options.
(a)Subject to the rules of the UK Employee CSOP Sub-Plan, the Company may grant Options to any Eligible Employee it chooses at any time. The UK Employee CSOP Sub-Plan will not provide benefits otherwise than in accordance with Schedule 4. In particular, the UK Employee CSOP Sub-Plan will not provide cash as an alternative to Options or Shares.
(b)Options may not be granted:
(i)at any time when that grant would be prohibited by, or in breach of any: (1) law; (2) any regulation with the force of law; (3) rule of an investment exchange on which Shares are listed or traded, or any other non-statutory rule that binds the Company or with which the Board has resolved to comply;
(ii)before the Adoption Date; or
(iii)after the tenth anniversary of the Adoption Date.
(c)An Option shall be granted by the Company and the Optionee executing an Option Agreement in a form approved by the Board. Each Option Agreement shall specify (without limitation): (i) the Grant Date; (ii) the number and class of the Shares over which the Option is granted; (iii) the Exercise Price; (iv) the date(s) or circumstances that will cause the Option to Vest; (v) the date when the Option will lapse, assuming that the Option is not exercised earlier and no event occurs to cause the Option to lapse earlier (this date may not be later than the tenth anniversary of the Grant Date); (vi) any Performance Conditions, and the method by which the Performance Conditions may be varied or waived; (vii) a statement that: (1) the Option is subject to these rules, Schedule 4 and any other legislation applying to Schedule 4 CSOPs; and (2) the provisions listed in Section3(c)(vii)(1) shall prevail over any conflicting statement relating to the Option's terms; (viii) whether or not the Shares are subject to any Relevant Restrictions and, if so, the nature of the Relevant Restrictions; and (ix) the circumstances in which the Option will lapse.
4.Performance Conditions.
(a)On the Grant Date of any Option, the Company: (i) may specify one or more Performance Conditions for the Option; and (ii) may specify, for any Performance Condition: (1) any restrictions that will apply to variation or waiver of that Performance Condition under Section 4(d); or (2) that there may be no such variation or waiver.
(b)A Performance Condition may be specified to apply only to part of an Option.
(c)Any Performance Condition shall be an objective measure of the performance of: (i) the Company; (ii) the Optionee; or (iii) a business unit of which the Optionee is a part.1

(d)Subject to any restrictions on variation or waiver specified by the Company under Section 4(a)(ii), the Board may vary or waive any Performance Condition if events occur that cause: (i) an Option to become exercisable before the end of the period over which the original Performance Condition was to be assessed, if the original Performance Condition cannot reasonably be applied to the shortened time period; or (ii) the Board to decide the Performance Condition is no longer an appropriate measure of performance.
(e)If the Board varies the Performance Condition under Section 4(d), the varied Performance Condition must be (in the reasonable opinion of the Board): (i) no more difficult to satisfy than the original Performance Condition was at the Grant Date; and (ii) not materially easier to satisfy than the original Performance Condition was at the Grant Date, unless the variation of the Performance Condition has been approved in advance by the Company.
(f)The Board shall determine whether, and to what extent, Performance Conditions have been satisfied.
(g)If an Option is subject to any Performance Condition, the Board shall notify the Optionee within a reasonable time after the Board becomes aware of the relevant information: (i) when that Performance Condition has become incapable of being satisfied, in whole or in part; and of any waiver or variation of that Performance Condition under Section 4(d).
5.Individual Limits on Grants. The grant of any share option intended to be an Option (“New Option”) shall be limited and take effect so that the total Market Value (at the relevant dates of grant) of Shares subject to all Existing CSOP Options held by the relevant Eligible Employee and the New Option does not exceed £60,000 (or any other amount specified in paragraph 6 of Schedule 4 at the relevant time).
6.Transfer of Options. Options may not be transferred or assigned or have any charge or other security interest created over them. If an Optionee attempts to do any of those things, the Option shall lapse immediately. This Section does not prevent the transmission of an Option to an Optionee's personal representatives on the death of the Optionee.
7.Lapse and Suspension of Options.
(a)Unless Section 10(b) applies, an Option (or part of an Option as applicable) shall lapse on the earliest of the following:
(i)any attempted action by the Optionee falling within Section 6; or
(ii)to the extent that any Performance Condition becomes incapable of being met, or is not met on the date on which the Board measures the Performance Condition; or
(iii)the lapse date specified in the Option Agreement; or
(iv)the expiry of any time limit for the exercise of an Option specified in Section 10; or

(v)on the date the Optionee’s Continuous Service ceases due to Cause (or, if earlier, when notice of termination is given or, in the case of gross misconduct, on the date of occurrence of such gross misconduct); or
(vi)if any part of Section 14 applies, the time specified for the lapse of the Option under that part of Section 14; or
(vii)when the Optionee becomes bankrupt under Part IX of the Insolvency Act 1986, or applies for an interim order under Part VIII of the Insolvency Act 1986, or proposes or makes a voluntary arrangement under Part VIII of the Insolvency Act 1986, or takes similar steps, or is similarly affected, under laws of any jurisdiction that correspond to those provisions of the Insolvency Act.
(b)If Section 10(b) applies, the Option shall lapse on the first annual anniversary of the Optionee's death.
8.Exercise of Options: General.
(a)An Optionee may exercise an Option from the earliest of: (i) the time (or times, in the case of an Option which Vests in tranches) at which the Option normally Vests in accordance with the vesting schedule set out in the relevant Option Agreement; (ii) the time it becomes exercisable under Section 10; and (iii) the time it becomes exercisable under Section 14.
(b)An Optionee may only exercise an Option to the extent that: (i) any relevant Performance Conditions are achieved (unless waived under Section 4(d)); and (ii) it has Vested in accordance with the circumstances set out in the relevant Option Agreement (subject to Section 10 and Section 14).
9.Exercise of Options: Restrictions.
(a)An Optionee may not exercise an Option when its exercise is prohibited by, or would be a breach of, any: (i) law; (ii) regulation with the force of law; or (iii) rule of an investment exchange on which the Shares are listed or traded, or other rule, code or set of guidelines that binds the Company or with which Company has resolved to comply.
(b)An Optionee may not exercise an Option at any time when the Optionee: (i) has a Material Interest (any interests of the Optionee's Associates being treated as belonging to the Optionee for this purpose); or (ii) had a Material Interest in the 12 months before that time (any interests of the Optionee's Associates being treated as having belonged to the Optionee for this purpose).
(c)An Optionee may exercise an Option only if the Optionee has: (i) agreed to Section 12 in writing (this agreement may be included in the Exercise Agreement); and (ii) made any arrangements, or entered into any agreements, required under Section 12.

(d)An Optionee may not exercise an Option at any time: (i) while subject to ongoing disciplinary proceedings by any Group Company; (ii) while any Group Company is investigating the Optionee's conduct and may as a result begin disciplinary proceedings; (iii) while there is a breach of the Optionee's employment contract that is a potentially fair reason for dismissal; (iv) while in breach of a fiduciary duty owed to any Group Company; (v) after the Optionee’s Continuous Service ceases, if there was a breach of the employment contract or fiduciary duties that (in the reasonable opinion of the Board) would have prevented exercise of the Option had the Company been aware (or fully aware) of that breach, and of which the Company was not aware (or not fully aware) until after both: (1) the Optionee’s Continuous Service ceases; and (2) the time (if any) when the Board decided to permit exercise of the Option.
(e)The Company shall not unfairly frustrate a valid exercise of the Option by the inappropriate application of any provision of Section 9(d).
(f)If an Optionee is unable to exercise an Option due to the application of Section 9(c)(i) or Section 9(c)(ii), following the conclusion of any disciplinary proceedings or investigation, the Board shall determine whether the Option is exercisable. If so, the Option will be exercisable, subject to these rules, on the date of such determination.
10.Termination of Continuous Service.
(a)An Optionee whose Continuous Service ceases may not exercise their Option except as permitted by this Section 10.
(b)Notwithstanding any other rule of this UK Employee CSOP Sub-Plan, if an Optionee dies, the Optionee's personal representatives may exercise the Option to the extent Vested (or to such greater extent as the Board acting fairly and reasonably may decide) (and, where applicable, to the extent the Performance Condition is met) during the period of 12 months following the Optionee's death. If the Option is not exercised, it will lapse on the first annual anniversary of the Optionee's death, provided the Option may lapse prior to the first annual anniversary of the Optionee’s death if Section 14(o) applies.
(c)An Optionee whose Continuous Service ceases due to any of the following reasons may exercise their Option to the extent Vested (or to such greater extent as the Board acting fairly and reasonably may decide) (and, where applicable, to the extent the Performance Condition is met) at any time prior to the tenth anniversary of the Grant Date following the date the Optionee’s Continuous Service ceased due to: (i) disability; (ii) injury; (iii) retirement; (iv) Redundancy; (v) the Optionee's employer ceasing to be a Group Company; (vi) the transfer of the business that employs the Optionee to a person that is not a Group Company; or (vii) any other reason (other than a reason listed in Section 10(c)(i) to 10(c)(vi) or where the Optionee’s Continuous Service ceases due to death or Cause).
(d)The Option shall lapse at the end of the exercise period specified in this Section 10(c) to the extent it is not exercised.

(e)If an Optionee’s Continuous Service ceases due to Cause, the Option, whether Vested and unexercised or Unvested shall lapse immediately on the date upon which the Optionee’s Continuous Service ceases (or, if earlier, when notice to cease is given), or in the case of gross misconduct, on the date of occurrence of such gross misconduct. If an Optionee is suspended pending an investigation of whether the Optionee’s Continuous Service should be terminated due to Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period.
11.Manner of Exercise of Options.
(a)An Option shall be exercised by the Optionee giving a written Exercise Agreement to the Company, that shall:
(i)set out the number of Shares over which the Optionee wishes to exercise the Option (if that number exceeds the number over which the Option may be validly exercised at the time: (1) the Option shall be treated as exercised only in respect of that lesser number; and (2) any excess amount paid to exercise the Option or meet any Tax Liability shall be refunded);
(ii)be made using a form that the Board will approve;
(iii)include the Optionee's agreement to pay the Tax Liability in accordance with Section 12; and
(iv)be accompanied by the relevant Option Agreement (if an Option Agreement has been lost, the relevant Option may still be exercised, but the Company may make it a condition of exercise that the Optionee shall enter into a formal acknowledgement that the Option Agreement is lost and a binding undertaking to return it for cancellation if recovered at a later date).
(b)Any Exercise Agreement shall be accompanied by: (i) payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice; (ii) any payment required under Section 12; and/or (iii) any documents relating to arrangements or agreements required under Section 12.
(c)Any Exercise Agreement shall be invalid: (i) to the extent that it is inconsistent with the Optionee's rights under these rules and the Option Agreement; (ii) if any of the requirements of Section 11(a) or Section 11(b) are not met; or (iii) if any payment referred to in Section 11(b) is made by a cheque that is not honoured on first presentation or in any other manner that fails to transfer the expected value to the Company.
(d)The Company may permit the Optionee to correct any defect referred to in Section 11(c)(ii) or Section 11(c)(iii) (but shall not be obliged to do so). The date of any corrected exercise notice shall be the date of the correction rather than the original notice date for all other purposes of the UK Employee CSOP Sub-Plan.

12.Tax Liabilities.
(a)The Optionee shall indemnify the Employer Company in respect of any Tax Liability.
(b)An Optionee may not exercise an Option unless the Optionee: (i) agrees, in writing, to pay the Tax Liability to the Employer Company or the Company, as appliacble; and (ii) has made arrangements satisfactory to the Employer Company or the Company, to pay the Tax Liability.
(c)If an Optionee does not pay the Tax Liability within 14 days of exercise, the Company or Employer Company as appropriate, may:
(i)if the Shares are readily saleable at the time, retain and sell such number of Shares on behalf of the Optionee as is necessary to meet the Tax Liability and any costs of sale; or
(ii)deduct the amount of any Tax Liability from any payments of remuneration made to the Optionee on or after the date on which the Tax Liability arose. However, in the case of NICs, the Employer Company may only withhold such amount as is permitted by the Social Security Contributions Regulations 2001 (SI 2001/1004).
(d)The Optionee's obligations under Section 12(a) shall not be affected by any failure of the Company or Employer Company to withhold shares or deduct from payments of remuneration under this Section.
(e)At the request of the Employer Company or the Company, as applicable, at any time before exercise of the Option, the Optionee must elect, to the extent permitted by law, and using a form approved by HMRC, that the whole or any part of the liability for employer NICs arising as a result of a Taxable Event shall be transferred to the Optionee.
(f)The Employer Company or the Company, as applicable, may: (i) on the Grant Date, direct that the Tax Liability shall not include Employer NICs; or (ii) at any time after the Grant Date, but before the Option is exercised, release the Optionee from their obligations in respect of Employer NICs under this Section 12 so that Employer NICs do not form part of the Tax Liability.
(g)At the request of the Employer Company or the Company, as applicable, on or before the date of exercise of the Option, the Optionee must enter into a joint election under section 431(1) or section 431(2) of ITEPA 2003, in respect of the Shares to be acquired on exercise of the relevant Option.
(h)Optionees shall have no rights to compensation or damages on account of any loss in respect of Options or the UK Employee CSOP Sub-Plan where such loss arises (or is claimed to arise), in whole or in part, from the UK Employee CSOP Sub-Plan ceasing to be a Schedule 4 CSOP.

13.Relationship with Employment Contract.
(a)The rights and obligations of any Optionee under the terms of their office or employment with the Company (or any Group Company or former Group Company) shall not be affected by being an Optionee.
(b)The value of any benefit realised under the UK Employee CSOP Sub-Plan by Optionees shall not be taken into account in determining any pension or similar entitlements.
(c)Optionees and Employees shall have no rights to compensation or damages on account of any loss in respect of Options or the UK Employee CSOP Sub-Plan where such loss arises (or is claimed to arise), in whole or in part, from: (i) termination of office or employment with; or (ii) notice to terminate office or employment given by or to the Company, any Group Company or any former Group Company. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused and however compensation or damages may be claimed.
(d)Optionees and Employees shall have no rights to compensation or damages from the Company, any Group Company or any former Group Company on account of any loss in respect of Options or the UK Employee CSOP Sub-Plan where such loss arises (or is claimed to arise), in whole or in part, from: (i) any company ceasing to be a Group Company; or (ii) the transfer of any business from a Group Company to any person that is not a Group Company.
(e)This exclusion of liability shall apply however the change of status of the relevant Group Company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.
(f)An Employee shall not have any right to receive Options, whether or not any have previously been granted.
14.Takeovers and Liquidations.
(a)For the purposes of this Section 14, a Relevant Event means:
(i)a person (the “Controller”) obtaining Control of the Company as a result of:
(1)making a general offer to acquire the whole of the issued share capital of the Company (except for any capital already held by the Controller or any person connected with the Controller) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or
(2)making a general offer to acquire all the shares in the Company (except for any shares already held by the Controller or any person connected with the Controller) that are of the same class as the Shares; or

(ii)the court sanctioning a compromise or arrangement under either section 899 or section 901F of the Companies Act 2006 that is applicable to or affects:
(1)all the ordinary share capital of the Company or all the Shares of the same class as the Shares to which the Option relates; or
(2)all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or
(iii)shareholders becoming bound by a non-UK reorganisation (as defined by paragraph 35ZA of Schedule 4) that is applicable to or affects:
(1)all the ordinary share capital of the Company or all the Shares of the same class as the Shares to which the Option relates; or
(2)all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or
(iv)a person becomes bound or entitled to acquire Shares under sections 979 to 985 of the Companies Act 2006.
(b)Subject to Section 14(g) and Section 14(n), an Option may be exercised to the extent Vested (or to such greater extent as the Board acting fairly and reasonably may decide) (and, where applicable, to the extent the Performance Condition is met) on the date of the Relevant Event:
(i)within six months of a Relevant Event occurring under Sections 14(a)(i), (ii) or (iii);
(ii)at any time after a Relevant Event occurring under Section 14(a)(iv), continuing for as long as that person remains so bound or entitled.
(c)The Board may determine that the Option shall lapse when it ceases to be exercisable under this Section 14(b).
(d)If (i) a Relevant Event specified in Section14(a)(i) occurs; or (ii) a change of Control occurs as a result of a Relevant Event specified in Section 14(a)(ii), Section 14(a)(iii) or Section 14(a)(iv) and, as a result of the change of Control, Shares will no longer satisfy the requirements of Part 4 of Schedule 4, the Board may permit Optionees to exercise Options to the extent Vested (or to such greater extent as the Board acting fairly and reasonably may decide) (and, where applicable, to the extent the Performance Condition is met) at the date of the change of Control during the period of 20 days following the change of Control. Options that are not exercised will lapse at the expiry of 20 days following the change of Control.

(e)If the Board reasonably expects a Relevant Event to occur, the Board may make arrangements permitting Options to be exercised for a period of 20 days ending with the Relevant Event. If an Option is exercised under this Section 14(e), it will be treated as having been exercised in accordance with Section 14(b).
(f)If the Board makes arrangements for the exercise of Options under Section 14(f): (i) if the Option is not exercised in accordance with those arrangements, it will lapse on the date of the Relevant Event; and (ii) if the Relevant Event does not occur within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised.
(g)If, as a result of a Relevant Event, a company has obtained Control of the Company, each Optionee may, by agreement with that company (“Acquiring Company”) within the Rollover Period, release each Option (“Old Option”) for a replacement option (“New Option”). A New Option shall:
(i)be over shares that satisfy the requirements of paragraphs 16 to 20 of Schedule 4 in the Acquiring Company (or some other company falling within paragraph 27(2)(b) of Schedule 4); and
(ii)be a right to acquire such number of those shares as have, immediately after grant of the New Option, a total Market Value substantially the same as the total Market Value of the shares subject to the Old Option immediately before its release; and
(iii)have an exercise price per share such that the total price payable on complete exercise of the New Option is substantially the same as the total price that would have been payable on complete exercise of the Old Option; and
(iv)so far as practicable, be on terms otherwise identical to the Old Option immediately before the Old Option's release.
(h)Any “Rollover Period” shall have the same duration as the applicable appropriate period defined in paragraph 26(3) of Schedule 4.
(i)Any New Option granted under Section 14(g) shall be treated as having been acquired at the same time as the relevant Old Option for all other purposes of the UK Employee CSOP Sub-Plan.
(j)The UK Employee CSOP Sub-Plan shall be interpreted in relation to any New Options as if references to:
(i)the “Company” (except for those in the definitions of Constituent Company and Group Company) were references to the Acquiring Company (or to any other company whose shares are subject to the New Options, as the context may require); and
(ii)the “Shares” were references to the shares subject to the New Options.

(k)The Company will remain the scheme organiser of the UK Employee CSOP Sub-Plan (as defined in paragraph 2(2) of Schedule 4) following the release of Options and the grant of New Options under Section 14(g).
(l)The Acquiring Company and Optionee shall execute an Option Agreement for each New Option.
(m)In this Section 14 (other than Section 14(g)), a person shall be deemed to have obtained Control of a company if they, and others acting with them, have obtained Control of it together.
(n)If a Relevant Event takes place in the course of any corporate reconstruction or reorganisation under which the ultimate beneficial ownership of the business of the Group Companies will remain the same, and the company that obtains Control offers to grant New Options in accordance with Section 14(g), then Section 14(b) shall not apply and all Old Options shall lapse at the end of the Rollover Period to the extent that they are not released under Section 14(g).
(o)If the shareholders of the Company receive notice of a resolution for the voluntary winding up of the Company, any Optionee may exercise an Option to the extent Vested (or to such greater extent as the Board acting fairly and reasonably may decide) (and, where applicable, to the extent the Performance Condition is met) at the date of the resolution at any time in the period before that resolution is passed, conditionally upon the passing of that resolution, and if the Optionee does not exercise the Option, it shall lapse when the winding up begins.
(p)The Board shall notify Optionees of any event that is relevant to Options under this Section 14 within a reasonable period after the Board becomes aware of it.
(q)If a Corporate Transaction as defined in Section 10(c) of the Plan occurs, and such Corporate Transaction does not constitute a Plan Exit Event and/or this Section 14 does not otherwise apply to any Option in connection with the Corporate Transaction, the provisions of Section 10(c) of the Plan shall apply to such Option in connection with such Corporate Transaction.
15.Lock-Up Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities on any stock exchange, the Optionee shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Shares without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, and the Optionee shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.
16.Variation of Share Capital. If there is any variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise) that affects (or may affect)

the value of Options to Optionees, the Board may adjust the number and description of Shares subject to each Option and/or the Exercise Price of each Option in a manner that the Board, in its reasonable opinion, considers to be fair and appropriate. However:
(i)adjustments to the Exercise Price may only be made in accordance with the provisions of paragraph 22 of Schedule 4;
(ii)any adjustment to the number of Shares may be made only in accordance with either paragraph 22 of Schedule 4 or a mechanism notified to the Optionee at grant;
(iii)the total market value of the Shares subject to the Option is, immediately after the variation of share capital, substantially the same as immediately before the variation of share capital;
(iv)the total amount payable on exercise of an Option immediately after the variation of Share Capital must be substantially the same as immediately before the variation of share capital; and
(v)the Exercise Price for a Share to be newly issued on the exercise of any Option shall not be reduced below its nominal value (unless the Board resolves to capitalise, from reserves, an amount equal to the amount by which the total nominal value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply such amount to pay up the relevant Shares in full).
17.Notices.
(a)Any notice or other communication given under or in connection with the UK Employee CSOP Sub-Plan shall be in writing and shall be delivered by hand or by pre-paid first-class post or other next working day delivery service at the appropriate address.
(b)For the purposes of this Section 17, the appropriate address means: (1) in the case of the Company, its registered office or such other address specified by the Company for such purpose; (2) in the case of an Optionee, their home address according to the records of the Company; (3) if the Optionee has died, and notice of the appointment of personal representatives has been given to the Company, any contact address they have specified in such notice; and (4) sent by email to the appropriate email address.
(c)For the purposes of this Section 17, appropriate email address means: (1) in the case of the Company, such email address specified by the Company for such purpose; and (2) in the case of the Optionee, the Optionee's work email address (or personal email address, if known to the Company).
(d)Any notice or other communication given under this Section 17 shall be deemed to have been received: (i) if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the proper address; (ii) if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting, or at the time recorded by the delivery service; and (iii) if sent by email, one hour after the time the email is sent.
(e)This Section 17 does not apply to: (i) the service of any Exercise Agreement pursuant to Section 11(a); and (ii) the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
18.Administration and Amendment.
(a)The Board shall administer the UK Employee CSOP Sub-Plan.
(b)The Board may amend the UK Employee CSOP Sub-Plan from time to time, but: (i) no amendment may be made to a Key Feature of the UK Employee CSOP Sub-Plan if, as a result of the amendment, the UK Employee CSOP Sub-Plan would no longer be a Schedule 4 CSOP; and (ii) no material amendment may apply to Options granted before the amendment was made without the consent of the Optionee:
(c)The Board shall determine any question of interpretation and settle any dispute arising under the UK Employee CSOP Sub-Plan. In such matters, the Board's decision shall be final.
(d)In making any decision or determination, or exercising any discretion under the rules, the Board shall act fairly and reasonably and in good faith.
(e)The Company shall not be obliged to notify any Optionee if an Option is due to lapse.
(f)The Company shall not be obliged to provide Optionees with copies of any materials sent to the holders of Shares.
19.Governing Law. The UK Employee CSOP Sub-Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of the State of Delaware.
20.Jurisdiction. Each party irrevocably agrees that the courts of the State of Delaware shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the UK Employee CSOP Sub-Plan or its subject matter or formation (including non-contractual disputes or claims). Each party irrevocably consents to any process in any such legal action or proceedings being served on it in accordance with the provisions of the UK Employee CSOP Sub-Plan relating to service of notices. Nothing contained in the UK Employee CSOP Sub-Plan shall affect the right to serve process in any other manner permitted by law.

21.Third Party Rights.
(a)A person who is not a party to the Option shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999 except where such rights arise under any provision of the UK Employee CSOP Sub-Plan for any Employer Company of the Optionee which is not a party.
(b)This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.
(c)The rights of the parties to an Option to surrender, terminate or rescind it, or agree any variation, waiver or settlement of it, are not subject to the consent of any person that is not a party to the Option as a result of the Contracts (Rights of Third Parties) Act 1999.
22.Data Protection. For the purpose of operating the UK Employee CSOP Sub-Plan, the Company will collect and process information relating to Employees and Optionees in accordance with the privacy notice which is available on the Company’s internal Notion wiki.

ADDENDUM D
Amended & Restated 2021 Stock Plan
French BSPCE Sub-Plan
This sub-plan to the Anthropic, PBC Amended & Restated 2021 Stock Plan (the “French BSPCE Sub-Plan”) was created under and pursuant to the Anthropic, PBC Amended & Restated 2021 Stock Plan (the “Plan”). The French BSPCE Sub-Plan is intended to govern Options which are intended (i) to qualify as “bons de souscription de parts de créateur d’entreprise” for preferred French tax treatment provided by article 163 bis G of the French Code général des impôts and for preferred French social security laws and (ii) to be granted to Eligible Beneficiaries (as defined below).
Except as set forth in this French BSPCE Sub-Plan, the rules of the Plan shall apply to all Awards offered, granted or issued to Eligible Beneficiaries pursuant to the French Sub-Plan. Accordingly, the Plan, as modified by this French BSPCE Sub-Plan shall govern any such Awards. For the purposes of the French BSPCE Sub-Plan, all references to Consultant, Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock and Restricted Stock Units in the Plan shall not be applicable.
To the extent there is any conflict between the terms of the Plan and the terms of this French BSPCE Sub-Plan, this French BSPCE Sub-Plan shall control. To the extent the terms of the Plan are not modified by this French BSPCE Sub-Plan, such terms shall remain in full force and effect.
All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan and all references to the Plan in the Plan, in any Award agreement and/or in any other agreement related to the Plan or any Award agreement entered into, delivered and/or issued to any person, including any Participant, shall be deemed to include a reference to the French BSPCE Sub-Plan as applicable.
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The French BSPCE Sub-Plan was established by resolution of the Board on [•] and approved by the Company’s stockholders on [•].
1.Definitions. The following definitions and rules of interpretation apply in the French BSPCE Sub-Plan.
(a)“Adoption Date” means the date of the adoption of the French BSPCE Sub-Plan by the Board.
(b)“Award” means a grant under the French BSPCE Sub-Plan of a BSPCE Option.

(c)“BSPCE Option” means an Option which is intended to qualify as a “bon de souscription de parts de créateur d’entreprise” for preferred French tax treatment provided by article 163 bis G of the French Code général des impôts and for preferred French social security laws.
(d)“Continuous Service Status” means the absence of any interruption or termination of service as an Employee. Continuous Service Status as an Employee shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company. Also, Continuous Service Status as an Employee shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents and Subsidiaries, or their respective successors.
(e)“Disability” means Permanent Incapacity or Permanent Disability.
(f)“Eligible Beneficiary” means an individual (i) who is employed by a Subsidiary under the terms of a contract that qualifies as an employment contract under French labor law (contrat de travail), or (ii) serving as corporate director or officer (mandataire social) of a Subsidiary, or (iii) serving as member of a statutory executive board (conseil d’administration) or of the supervisory board (conseil de surveillance) or of an equivalent statutory board of a Subsidiary being a Société par actions simplifiée which shall have the powers equivalent to the executive or supervisory board of a Société Anonyme.
(p)“Fair Market Value” means, as of any date, the per share fair market value of the Common Stock, as determined by the Administrator in good faith in accordance with (i) the authorization of the Company’s stockholders and (ii) an objective and reasonable valuation method as it deems appropriate and applied consistently with respect to Optionees.
(q)“Grant Date” means the date on which a Option is approved by the Board pursuant to the French BSPCE Sub-Plan.
(q)“Option” means a BSPCE Option granted pursuant to the French BSPCE Sub-Plan giving the Optionee the right to acquire a certain number of Shares at an exercise price determined by the Administrator on the date of grant of such Option.
(r)“Optionee” means an Eligible Beneficiary who receives a BSPCE Option.
(s)“Permanent Disability” means total and permanent disability (invalidité) of the Optionee established on the basis of medical evidence and corresponding to the second or third category provided in article L.341-4 of the French Code de la sécurité sociale.
(t)“Permanent Incapacity” means permanent incapacity (incapacité permanente) of the Optionee as defined under Article L. 434-2 of the French Code de la sécurité sociale relating to occupational diseases or work accidents.

(u)“Subsidiary” means any French company (i) held for at least 75% of the share capital or voting rights by the Company, (ii) subject to ordinary corporate income tax in France, (iii) not listed on a regulated market, (iv) incorporated for less than fifteen years and (v) which have not been set up within the framework of a concentration, a restructuration, an extension of a pre-existing activity or the resumption of such activities.
2.Interpretation.
(a)It is intended that Options granted under the French BSPCE Sub-Plan shall qualify for the preferred French tax treatment provided by article 163 bis G of the French Code général des impôts and for preferred French social security laws, as amended, but no undertaking is made by the Company to maintain such status.
(b)The terms of the French BSPCE Sub-Plan shall be interpreted and applied in accordance with the relevant provisions from article 163 bis G of the French Code général des impôts, social security laws and relevant guidelines published by the French tax and social security administrations and subject to the fulfilment of any applicable legal, tax and reporting obligations.
3.Grant of Options.
(a)Subject to the rules of the French BSPCE Sub-Plan, the Company may grant Options to any Eligible Beneficiary it chooses at any time. The French BSPCE Sub-Plan will not provide benefits otherwise than in accordance with article 163 bis G of the French Code général des impôts. In particular, the French BSPCE Sub-Plan will not provide cash as an alternative to Options or Shares.
(b)An Option shall be granted by the Administrator and, following such grant, the Optionee shall execute an Option Agreement in a form approved by the Board. Each Option Agreement shall specify (without limitation): (i) the Grant Date; (ii) the number and class of the Shares over which the Option is granted; (iii) the exercise price applicable to the Option; (iv) the date(s) or circumstances that will cause the Option to vest; (v) the date when the Option will lapse, assuming that the Option is not exercised earlier and no event occurs to cause the Option to lapse earlier (this date may not be later than the tenth anniversary of the Grant Date); and (vi) a statement that: the Company certifies that the BSPCE Option has been issued and allocated in accordance with the provisions of Article 163 bis G of the French Code général des impôts and, that at the date of their issuance, it met all the conditions set forth in that article.
(c)Subject to the terms and provisions of the Plan, including, without limitation, the French BSPCE Sub-Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine. Notwithstanding anything stated herein to the contrary, no Option shall be granted to an Optionee after the date that is 18 months following the date that the Company’s stockholders delegate to the Administrator the authority to grant Options pursuant to the French BSPCE Sub-Plan.

4.Eligibility.
(a)Recipients of Grants. BSPCE Options may be granted only to Eligible Beneficiaries.
(b)Type of Option. Each Option shall be designated in the Option Agreement as a BSPCE Option.
(c)No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee any right with respect to continuation of an employment with the Company (any Parent, Subsidiary or Affiliate), nor shall it interfere in any way with such Employee’s or the Company’s (Parent’s, Subsidiary’s or Affiliate’s) right to terminate their employment at any time, with or without cause.
5.Options. For purposes of this French BSPCE Sub-Plan, Section 7 shall be modified as follows:
Section 7(b)(i) shall be amended to be read as follows: “The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be no less than the Fair Market Value of the Shares on the date of grant of the Option to the Optionee.”
Section 7(c)(ii)(4) shall be amended to be read as follows: “In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within 3 months following termination of the Optionee’s Continuous Service Status, the Option may be exercised by any beneficiaries designated in accordance with Section 16 above, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within 6 months following the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in the Optioned Stock.”
Section 7(c)(iii) shall be amended to be read as follows “The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made, provided that the buy out shall be conducted at the Fair Market Value at the time of the offer.
6.Non-Transferability of Awards. No Option shall be transferable by the Optionee other than by the laws of descent in accordance with Applicable Laws. An Option may be exercised during the lifetime of the Optionee only by the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his/her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

Multiple Option Awards: We split options into qualified and non-qualified types to accurately calculate taxes for each. You'll need to accept a separate grant agreement for each option type, but both will vest together according to your vesting schedule below.
Employee Number: ###EMPLOYEE_NUMBER###
Employee Grant Number: ###EMPLOYEE_GRANT_NUMBER###
ANTHROPIC, PBC
AMENDED & RESTATED 2021 STOCK PLAN
NOTICE OF STOCK OPTION GRANT
You have been granted an option (the “Option”) to purchase Voting Common Stock of Anthropic, PBC, a Delaware public benefit corporation (the “Company”), as set forth below. Unless otherwise defined in this Notice of Stock Option Grant, the terms used herein shall have the meanings set forth in the Anthropic, PBC Amended & Restated 2021 Stock Plan (the “Plan”).

Optionee:	###PARTICIPANT_NAME###

Date of Grant:	###GRANT_DATE###

Exercise Price Per Share:	###GRANT_PRICE###

Total Number of Shares:	###TOTAL_AWARDS### of ###CF_EE_GRANT_Original Granted Quantity###

Type of Option:	###DICTIONARY_AWARD_NAME###

*If this Option was granted by the Company as an incentive stock option (or ISO), this Option shall be treated as an incentive stock option to the maximum extent permitted by Applicable Laws.

Expiration Date:	###EXPIRY_DATE###

Vesting Commencement Date:	###ALTERNATIVE_VEST_BASE_DATE###
Vesting/Exercise Schedule:
So long as your Continuous Service Status does not terminate (and provided that no vesting shall occur following the Termination Date (as defined in Section 5 of the Stock Option Agreement) unless otherwise determined by the Company in its sole discretion), the Shares underlying this Option will vest and become exercisable in accordance with the following schedule: ###VEST_SCHEDULE_DESCRIPTION###

Termination Period:	Except as set forth in Section 5 of the Stock Option Agreement, you may exercise this Option until the earlier of (i) the Expiration Date; and (ii) such earlier date as provided or permitted under the Plan, including, without limitation, in connection with a dissolution or liquidation of the Company or a Corporate Transaction.

Transferability:	You may not transfer this Option except as set forth in Section 6 of the Stock Option Agreement (subject to compliance with Applicable Laws). You must obtain Company approval prior to any transfer of the Shares received upon exercise of this Option.
###CF_EE_GRANT_Acceleration Text###
###CF_EE_GRANT_Acceleration Text 2###
###CF_EE_GRANT_Acceleration Text 3###
You agree and acknowledge that your rights to any Shares underlying this Option will vest only as you provide services to the Company over time, that the grant of this Option is not as consideration for services you rendered to the Company prior to your date of hire, and that nothing in this Notice of Stock Option Grant or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause, subject to Applicable Laws. Also, to the extent applicable, the Exercise Price Per Share has been set in good faith compliance with the applicable guidance issued by the IRS under Section 409A of the Code. However, there is no guarantee that the IRS will agree with the valuation, and by accepting this Option, you agree and acknowledge that the Company, its Board, officers, employees, agents and stockholders shall not be held liable for any applicable costs, taxes, or penalties associated with this Option if, in fact, the IRS or any other person (including, without limitation, a successor corporation or an acquirer in a Change of Control) were to determine that this Option constitutes deferred compensation under Section 409A of the Code. You should consult with your own tax advisor concerning the tax consequences of such a determination by the IRS. For purposes of this paragraph, the term “Company” will be interpreted to include any Parent, Subsidiary or Affiliate.
By accepting or exercising this Option, you agree that this Option is granted under and governed by the terms and conditions of this Notice of Stock Option Grant and the Plan and Stock Option Agreement (which includes the Country-Specific Addendum, as applicable), both of which are attached to and made a part of this Notice of Stock Option Grant. Your acceptance may be completed as determined by the Company through an on-line or electronic system established and maintained by the Company or a third party designated by the Company with such acceptance accomplished in any manner deemed appropriate by the Company, including but not limited to, by electronic signature or click-through electronic acceptance.
Notwithstanding the foregoing, if not accepted (or declined) earlier, this Option and this Notice of Stock Option Grant and the attached Stock Option Agreement shall be deemed accepted effective immediately upon the first exercise of this Option.

PARTICIPANT
###PARTICIPANT_NAME###
###REQUIRED_SIGNATURE###
###HOME_ADDRESS###
THE COMPANY
ANTHROPIC, PBC

Krishna Rao

Chief Financial Officer

ANTHROPIC, PBC
AMENDED & RESTATED 2021 STOCK PLAN
STOCK OPTION AGREEMENT
1.Grant of Option. Anthropic, PBC, a Delaware public benefit corporation (the “Company”), hereby grants to the person (“Optionee”) named in the Notice of Stock Option Grant (the “Notice”), an option (the “Option”) to purchase the total number of shares of Voting Common Stock (the “Shares”) set forth in the Notice, at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Anthropic, PBC Amended & Restated 2021 Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Stock Option Agreement (this “Agreement”) by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement or the Notice shall have the meanings defined in the Plan.
2.Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent this Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.
Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other incentive stock options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of USD$100,000, the Shares in excess of USD$100,000 shall be treated as subject to a nonstatutory stock option, in accordance with Section 5(c) of the Plan.
3.Exercise of Option.
(a)Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule and Termination Period set out in the Notice, the provisions of this Agreement (including this Section 3 and Section 5 of this Agreement), and the provisions of the Plan. This Option may not be exercised for a fraction of a share. In no event may this Option be exercised after the Expiration Date set forth in the Notice.
(b)Method of Exercise.
(i)This Option shall be exercisable by execution and delivery of the Exercise Agreement attached hereto as Exhibit A or of any other form of written or electronic notice approved for such purpose by the Company which shall state Optionee’s election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Delivery of the written or electronic notice may be completed only in such manner, and pursuant to such procedures, as are established by the Company. Such written or electronic notice shall be signed and/or electronically accepted by Optionee and shall be delivered to the Company by such means as are determined by the Company in its discretion to constitute adequate delivery. The written or electronic notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Shares.
(ii)As a condition to the grant, vesting and exercise of this Option and as further set forth in Section 9 of the Plan, Optionee hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Subsidiary or Affiliate for) any applicable taxes or tax withholdings, social contributions, required deductions, or other payments, if any (“Tax-Related Items”), which arise upon the grant, vesting or exercise of this Option, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with this Option or the Shares, whether by withholding (from payroll or any payment of any kind otherwise due to Optionee), direct payment to the Company, or otherwise as determined by the Company in its sole discretion. Regardless of any action the Company or any Subsidiary or Affiliate takes with respect to any or all applicable Tax-Related Items, Optionee acknowledges and agrees that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed any amount actually withheld by the Company or any Subsidiary or Affiliate. Optionee further acknowledges and agrees that Optionee is solely responsible for filing all relevant documentation that may be required in relation to this Option or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any Subsidiary or Affiliate pursuant to Applicable Laws), such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or exercise of this Option, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Optionee further acknowledges that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items and does not commit to and is under no obligation to structure the terms or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Optionee also understands that Applicable Laws may require varying Share or option valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Optionee under Applicable Laws. Further, if Optionee has become subject to Tax-Related Items in more than one jurisdiction, Optionee acknowledges that the Company or any Subsidiary or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(iii)The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. The Company retains sole discretion to determine if and when it is appropriate to undertake any regulatory filing or other administrative steps in order to achieve such compliance. The Company is under no obligation to undertake any such filing or other steps that would not otherwise be required except in relation to the Plan and grants thereunder and will not assume any liability due to the failure to complete such filing or other steps. Furthermore, Optionee understands that the Applicable Laws of the country in which

Optionee is residing or working at the time of grant, vesting, and/or exercise of this Option (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option, and neither the Company nor any Parent, Subsidiary, or Affiliate assumes any liability in relation to this Option in such case. This Option may not be exercised until such time as the Plan has been approved by the holders of capital stock of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws, including any applicable U.S. federal or state securities laws or any other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such Shares, subject to Applicable Laws.
(iv)Subject to compliance with Applicable Laws, this Option shall be deemed to be exercised upon receipt by the Company of the appropriate written or electronic notice of exercise accompanied by the Exercise Price and the satisfaction of any applicable obligations described in Section 3(b)(ii) above.
4.Method of Payment. Unless otherwise specified by the Company in its sole discretion to comply with Applicable Laws or facilitate the administration of the Plan, payment of the Exercise Price shall be by cash or check or, following the initial public offering of the Company’s common stock, by Cashless Exercise.
Optionee understands and agrees that, unless otherwise permitted by the Company, any cross-border cash remittance made to exercise this Option or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require Optionee to provide to such entity certain information regarding the transaction. Moreover, Optionee understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease in value, even below the Exercise Price. Optionee understands that neither the Company nor any Subsidiary or Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Subsidiary or Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Option (or the calculation of income or Tax-Related Items thereunder).
5.Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise this Option only as set forth in the Notice and this Section 5. If Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, this Option shall terminate in its entirety. For the avoidance of doubt and for purposes of this Option only, termination of Continuous Service Status and the Termination Date will be deemed to occur as of the date Optionee is no longer actively providing services as an Employee or Consultant (except, in certain circumstances at the sole discretion of the Company, to the extent Optionee is on a Company-approved leave of absence and subject to any Company policy or Applicable Laws regarding such leaves) and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws, unless otherwise determined by the Company in its sole discretion.
(a)General Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s termination for Cause, Optionee may, to the extent Optionee is vested in any portion of this Option, exercise such portion of this Option during the Termination Period set forth in the Notice. Notwithstanding anything stated herein or in the Notice, the unvested portion of this Option shall expire immediately upon the Termination Date and, in the event of Optionee’s death, this Option may be exercised by any beneficiaries designated in accordance with Section 16 of the Plan or, if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee is vested in any portion of this Option.
(b)Termination for Cause. In the event of termination of Optionee’s Continuous Service Status for Cause, this Option (including the vested and unvested portions thereof) shall immediately terminate in its entirety upon first notification to Optionee of such termination for Cause. If Optionee’s Continuous Service Status is suspended pending an investigation of whether Optionee’s Continuous Service Status will be terminated for Cause, all Optionee’s rights under this Option, including the right to exercise this Option, shall be suspended during the investigation period.
6.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.
7.Lock-Up Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act of 1933, as amended, Optionee shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, and Optionee shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.
8.Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to this Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

9.Imposition of Other Requirements. The Company reserves the right, without Optionee’s consent, to cancel or forfeit outstanding grants or impose other requirements on Optionee’s participation in the Plan, on this Option and the Shares subject to this Option and on any other Award or Shares acquired under the Plan, or take any other action, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan. Optionee agrees to sign or electronically accept any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Optionee acknowledges that the Applicable Laws of the country in which Optionee is residing or working at the time of grant, holding, vesting, and exercise of the Option or the ownership or sale of Shares received pursuant to the Option (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Optionee to additional procedural or regulatory requirements that Optionee is and will be solely responsible for and must fulfill. If applicable, such requirements may be outlined in but are not limited to the Country-Specific Addendum (the “Addendum”) attached hereto, which forms part of this Agreement. Notwithstanding any provision herein, Optionee’s participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in the Addendum. The Optionee also understands and agrees that if the Optionee works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or Company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him as from the date of grant, unless otherwise determined by the Company in its sole discretion.
10.Electronic Delivery and Translation. The Company may, in its sole discretion, decide to deliver any documents related to Optionee’s current or future participation in the Plan, this Option, the Shares subject to this Option, any other Company securities or any other Company-related documents, by electronic means. By accepting this Option, whether electronically or otherwise, Optionee hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. To the extent Optionee has been provided with a copy of this Agreement, the Plan, or any other documents relating to this Option in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.
11.No Acquired Rights or Employment Rights. In accepting the Option, Optionee acknowledges that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time. The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, other Awards or benefits in lieu of Options, even if Options have been granted repeatedly in the past, and all decisions with respect to future grants of Options or other Awards, if any, will be at the sole discretion of the Company. In addition, Optionee’s participation in the Plan is voluntary, and the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and are outside the scope of Optionee’s employment contract, if any. The Option and the Shares subject to the Option are not intended to replace any pension rights or compensation and are not part of normal or expected salary or compensation for any purpose, including but not limited to calculating severance payments, if any, upon termination.
Nothing contained in this Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company or any Subsidiary or Affiliate for any particular period of time. This Agreement shall not interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate Optionee’s employment or service at any time, subject to Applicable Laws.
12.Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, whether in electronic or other form, of Optionee’s Personal Data (as described below) by and among, as applicable, the Company and any Subsidiary or Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering, and managing Optionee’s participation in the Plan. Optionee understands that refusal or withdrawal of consent will affect Optionee’s ability to participate in the Plan; without providing consent, Optionee will not be able to participate in the Plan or realize benefits (if any) from the Option.
Optionee understands that the Company and any Subsidiary or Affiliate or designated third parties may hold personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or Affiliate, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Personal Data”). Optionee understands that Personal Data may be transferred to any Subsidiary or Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Optionee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Subsidiary or Affiliate that is Optionee’s employer and its payroll provider.
For more information regarding the collection, use, storage, and transfer of Optionee’s Personal Data, Optionee should also refer to the Company Employee/HR Data Privacy Policy (which is available to Optionee separately and may be updated from time to time).
13.Miscellaneous.
(a)Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.
(b)Entire Agreement. This Agreement, together with the Notice to which this Agreement is attached and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between the parties related to the subject matter hereof.
(c)Amendments and Waivers. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed and/or electronically accepted by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.
(d)Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.
(e)Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at the most recent address set forth for such party in the Company’s books and records.
(f)Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(g)Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(h)Counterparts. This Agreement may be executed and/or electronically accepted in any number of counterparts, each of which when so executed and/or electronically accepted and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

Country-Specific Addendum
This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below and that may be material to Optionee’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if Optionee moves to or otherwise is or becomes subject to the Applicable Laws of the country listed or if the Company determines, in its sole discretion, that such additional terms and conditions shall apply. The information included in this Addendum is based on the securities, exchange control, tax and other laws in effect in the respective countries as of September 2025. However, because securities, exchange control, tax and other laws are subject to frequent change, Optionee should seek advice from Optionee’s own personal legal and tax advisor prior to accepting or exercising the Option or holding or selling Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to Optionee’s particular situation, and the Company is not in a position to assure Optionee of any particular result. If Optionee is a citizen or resident of a country other than the one in which Optionee is currently residing and/or working, transfers employment and/or residency after the Option is granted, or is considered a resident of another country for local law purposes, the information contained herein may not apply to Optionee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Optionee. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice and the Stock Option Agreement. This Addendum forms part of the Agreement and should be read in conjunction with the Stock Option Agreement and the Plan.
Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Agreement (of which this Addendum is a part), the Notice, the Plan, and any other communications or materials that Optionee may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Optionee’s jurisdiction.
European Union (“EU”), European Economic Area (“EEA”), Switzerland, and United Kingdom (“UK”)
Data Privacy. For residents of the EU/EEA, Switzerland, the UK and elsewhere as may be applicable, the following provision applies and replaces Section 12 of the Stock Option Agreement.
Optionee understands and acknowledges that:
Data Collection and Usage. Pursuant to applicable data protection laws, Optionee is hereby notified that the Company collects, processes, uses, and transfers certain personally-identifiable information about Optionee for the exclusive legitimate purpose of implementing, administering, and managing the Plan and generally administering employee equity awards, specifically, Optionee’s name, home address, telephone number and e-mail address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any equity or directorships held in the Company and any Subsidiary, or Affiliate, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested, or outstanding in Optionee’s favor, which the Company receives from Optionee or the Service Recipient (“Personal Data”). In order to facilitate Optionee’s participation in the Plan, the Company will collect, process, use, and transfer Optionee’s Personal Data for purposes of implementing, administering, and managing the Plan. The Company’s collection, processing, use, and transfer of Personal Data is necessary for the performance of the Plan and pursuant to the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards. Optionee’s refusal to provide Personal Data would make it impossible for the Company to perform its obligations under the contract for which Optionee is a party (namely, the Notice and the Agreement) and may affect Optionee’s ability to participate in the Plan. As such, by participating in the Plan, Optionee voluntarily acknowledges the collection, use, processing, and transfer of Optionee’s Personal Data as described herein.
Stock Plan Administration Service Providers. The Company transfers Personal Data to Shareworks by Morgan Stanley and certain of its affiliated companies, an independent service provider with operations, relevant to the Company, in Canada and the United States, which assists the Company with the implementation, administration, and management of the Plan. In the future, the Company may select a different service provider, which will act in a similar manner, and share Personal Data with such service provider. The service provider will open an account for Optionee to receive and trade Shares. The processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering, and operating the Plan.
International Data Transfers. The Company and the service providers operate, relevant to the Company, in the United States and Canada, which means that it will be necessary for Personal Data to be transferred to, and processed in, the United States and Canada. By participating in the Plan, Optionee understands that the service providers will receive, possess, use, retain, and transfer Personal Data for the purposes of implementing, administering, and managing Optionee’s participation in the Plan. When transferring Personal Data to these service providers, the Company provides appropriate safeguards in accordance with legally binding and permissible agreements. The Company’s legal basis for the processing of Personal Data is the necessity for performing a contract to which Optionee is a party (namely, the Notice and the Agreement).
Data Subject Rights. To the extent provided by law, Optionee has the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. Optionee may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting in writing privacy@anthropic.com. Optionee’s provision of Personal Data is a contractual requirement.

Optionee understands, however, that the only consequence of refusing to provide Personal Data is that the Company may not be able to allow Optionee to participate in the Plan or grant other Awards to Optionee or administer or maintain such Awards. For more information on the consequences of the refusal to provide Personal Data, Optionee may contact privacy@anthropic.com. Optionee may also have the right to lodge a complaint with the relevant data protection supervisory authority.
Data Retention. The Company will use Personal Data only as long as necessary to implement, administer, and manage Optionee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Personal Data, the Company will remove it from its systems to the fullest extent reasonably practicable. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations
Belgium
Timing of Acceptance. Optionee agrees that he or she will not accept the Option until a date that is on or after the 61st day on which it is offered to Optionee. The date of offer is the date on which the Company communicates the material terms (i.e., the Exercise Price and number of Shares subject to the Option) to Optionee. Any acceptance inadvertently given by Optionee before the 61st day following the offer date shall be considered effective as of the 61st day following the offer date.
Exchange Control and Foreign Asset/Account Reporting Information. Optionee is required to report any bank or brokerage accounts held outside of Belgium in his or her annual tax return. The first time Optionee reports such an account on Optionee’s annual income tax return, Optionee is required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary. The stock exchange tax likely will apply when the Shares are sold.
Annual Securities Accounts Tax. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account.

Canada
Non-Qualified Securities. All or a portion of the Shares subject to the Option may be “non-qualified securities” within the meaning of the Income Tax Act (Canada). The Company may provide Optionee with additional information and/or appropriate notification regarding the characterization of the Option for Canadian income tax purposes as may be required by the Income Tax Act (Canada) and the regulations thereunder.
Termination of Service. The following provisions replace Section 5(b) of the Stock Option Agreement in its entirety:
For purposes of the Option under the Plan, except to the extent expressly provided in this Agreement or minimally and explicitly required under applicable legislation, termination of Continuous Service Status and the Termination Date will be deemed to occur as of the date Optionee is no longer actively providing services as an Employee, regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is employed or the terms of Optionee’s employment or service agreement, if any, and the Continuous Service Status will exclude any period during which notice, pay in lieu of notice or related payments or damages are provided, or required to be provided under statute, contract, common/civil law or otherwise, unless otherwise determined by the Company in its sole discretion. Optionee shall not earn or be entitled to any pro-rated vesting, extended exercisability or other participation for that portion of time before the Termination Date (as determined under this provision), nor will Optionee be entitled to any compensation for lost vesting, exercisability, or other participation under the Plan.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting, extended exercisability, or other participation during a statutory notice period, the Termination Date shall be deemed to occur and Optionee’s right to vest in or exercise the Option or otherwise participate in the Plan, if any, shall terminate on the last day of such minimum statutory notice period. In no event shall Optionee’s Termination Date be deemed to occur later than the last day of such minimum statutory notice period. For clarity, Optionee will not earn or be entitled to pro-rated vesting, extended exercisability, or other participation if the vesting date or Post-Termination Exercise Period falls after the end of the statutory notice period, nor shall Optionee be entitled to any compensation for lost vesting, exercisability, or other participation under the Plan.
Subject to applicable employment standards legislation, the Company shall have the exclusive discretion to determine when Optionee is no longer actively providing services for purposes of the Option (including whether Optionee may still be considered to be actively providing services while on a leave of absence).
Securities Law Notice. The security represented by the Option was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. Optionee acknowledges that as long as the Company is not a reporting issuer in any jurisdiction in Canada, the Options and the underlying Shares will be subject to material restrictions on their transfer in Canada. Subject to the terms and conditions of the Stock Option Agreement, the Plan, the Notice and applicable securities laws, Optionee will be permitted to sell Shares acquired through the Plan assuming the sale of such Shares takes place outside Canada and/or made in accordance with applicable Canadian securities law.
Foreign Asset/Account Reporting Information. Specified foreign property, including Shares acquired under the Plan and certain Awards granted under the Plan, must be reported on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign property exceeds CAD$100,000 at any time during the year. If the cost threshold is exceeded by other specified foreign property held, the Option must be reported as well, generally at a nil cost. When Shares are acquired, their cost generally is the adjusted cost basis (“ACB”) of the Shares. The ACB ordinarily will equal the fair market value of the Shares at the time of acquisition, but if Optionee owns other Shares, the ACB may need to be averaged with the ACB of the other Shares. The Form T1135 must be filed by April 30 of the following year.
The following provisions apply if Optionee is a resident of Quebec:
Data Privacy. Optionee hereby authorizes the Company, the Service Recipient and the Company’s representatives (including the broker(s) designated by the Company) to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. Optionee further authorizes the Company, any Subsidiary or Affiliate, the Administrator, as well as a third party stock plan service provider, to disclose and discuss the Plan with Optionee’s advisors and to record all relevant information and keep such information in Optionee’s employee file. Optionee acknowledges that Optionee’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the United States. If applicable, Optionee also acknowledges that the Company, any Subsidiary or Affiliate, the Administrator, as well as a third party stock plan service provider may use technology for profiling purposes and to make automated decisions that may have an impact on Optionee or the administration of the Plan.
French Language Documents. A French translation of this document and certain other documents related to the Option will be made available to Optionee as soon as reasonably practicable, to the extent the Company determines a French translation is required or appropriate. Optionee understands that, from time to time, additional information related to the Option may be provided in English and such information may not be immediately available in French. Notwithstanding anything to the contrary in the Agreement, and unless Optionee indicates otherwise, any such French translation of this document and certain other documents related to the Option will govern Optionee’s participation in the Plan.
France
Option Not French-Qualified. This Option is not intended to qualify for special tax or social security treatment in France.

Language Consent. By accepting this Option, Optionee confirms having read and understood the documents related to the Award (the Notice, the Agreement and the Plan), which were provided in the English language.  Optionee accepts the terms of those documents accordingly.
Consentement Relatif à la Langue.  En acceptant d’option, le bénéficiaire confirme avoir lu et compris les documents relatifs à l’attribution (l’Avis, le Contrat et le Plan) qui ont été fournis en langue anglaise. Le bénéficiaire accepte les dispositions de ces documents en connaissance de cause.
Foreign Asset / Account Reporting Information. Optionee must report any Shares and bank accounts Optionee holds outside France, including the accounts that were opened, held, used and/or closed during the tax year, to the French tax authorities, on an annual basis on special Form N° 3916, together with Optionee’s personal income tax return.
Germany
Exchange Control Information. Certain cross-border transactions in excess of a certain threshold (currently EUR 50,000) (the “Threshold”) must be reported to the German Federal Bank (Bundesbank). If Optionee makes or receives a payment in excess of the Threshold (including if Optionee acquires Shares under the Plan in excess of the Threshold or sell Shares via a foreign broker, bank or service provider and receives proceeds in excess of the Threshold) and/or if the Company withholds or sells Shares with a value in excess of the Threshold to cover Tax-Related Items, Optionee must report the payment and/or the value of Shares withheld or sold to Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such other timing as is permitted or required by Bundesbank. Optionee is responsible for complying with applicable reporting requirements and should consult with a personal legal advisor to ensure compliance.
Foreign Asset/Account Reporting Information. If Optionee’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Optionee may need to report the acquisition when Optionee files his or her tax return for the relevant year. If the Shares are not listed on a recognized stock exchange, reporting is required if the value of the Shares exceeds EUR 150,000. If applicable, Optionee is responsible for obtaining the appropriate form from a German federal bank and complying with the reporting obligations.
India
Method of Payment. The following provision supplements Section 4 of the Stock Option Agreement:
If deemed necessary to comply with Applicable Laws, the Company may require Optionee to pay for the Shares purchased on exercise and any Tax-Related Items through a Cashless

Transaction. The Company reserves the right to prescribe alternative methods of payment depending on the development of Applicable Laws.
Tax Collection at Source. If Optionee remits funds out of India to pay the Exercise Price, Optionee may be subject to Tax Collection at Source if Optionee’s annual remittances out of India for the Indian fiscal year exceed a certain amount (currently INR 1,000,000).
Exchange Control Information. Indian residents are required to repatriate to India any cash amounts received in connection with Optionee’s participation in the Plan within such time period as is prescribed under applicable Indian exchange control laws, as may be amended from time to time. Upon repatriation, Indian residents should obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Service Recipient requests proof of repatriation. Indian residents may be required to provide information to the Service Recipient, the Company or any of its Subsidiaries or Affiliates to allow them to comply with reporting requirements under exchange control laws in India.
Foreign Asset/Account Reporting Information. Indian residents are required to declare the following items in Optionee’s annual tax returns: (i) any foreign financial assets held by them (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority.
Ireland
Director Notification Requirement. If Optionee is a director, shadow director or secretary of an Irish Subsidiary or Affiliate, Optionee may be subject to notification requirements with regard to the acquisition of Shares or rights over Shares, if Optionee’s shareholding interests meet or exceed 1% of the Company’s voting share capital. This notification requirement may also apply to their respective spouses and children under 18 years of age and family-held companies or trusts.
Italy
Plan Document Acknowledgment. By accepting this Option, Optionee acknowledges that Optionee has received a copy of the Plan, the Notice and the Agreement and has reviewed the Plan, the Notice and the Agreement, including this Addendum, in their entirety, and fully understands and accepts all provisions of the Plan, the Notice and the Agreement, including this Addendum.
Optionee further acknowledges that Optionee has read and specifically and expressly approves the “Vesting/Exercise Schedule” and “Termination Period” sections and the paragraph starting with “You agree and acknowledge…” in the Notice, and the following sections of the Stock Option Agreement: Section 3(b)(ii) – Tax-Related Items; Section 5 – Termination of Relationship; Section 9 – Imposition of Other Requirements; Section 11 – No Acquired Rights or

Employment Rights; Section 12 - Data Privacy; Section 13(a) – Governing Law; and Section 13(f) - Severability.
Foreign Asset/Account Reporting Information. If Optionee holds investments abroad or foreign financial assets (e.g., cash, Shares, Option) that may generate income taxable in Italy, Optionee must report them on his or her annual tax return or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply if Optionee is a beneficial owner of the investments, even if he or she does not directly hold investments abroad or foreign assets.
Foreign Financial Asset Tax. The value of any Shares (and certain other foreign assets) an Italian resident holds outside Italy may be subject to a foreign financial assets tax. The taxable amount is equal to the fair market value of the Shares on December 31 or on the last day the Shares were held (the tax is levied in proportion to the number of days the Shares were held over the calendar year). The value of financial assets held abroad must be reported in Form RM of the annual tax return. Optionee should consult a personal tax advisor for additional information about the foreign financial assets tax.
Japan
Exchange Control Information. If Optionee remits an amount to purchase Shares in one transaction exceeding JPY 30 million, Optionee is required to file a Payment Report with the Ministry of Finance through the Bank of Japan or the bank through which the payment is effected. If Optionee acquires Shares valued at more than JPY 100 million in a single transaction, Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Share.
Foreign Asset / Account Reporting Information. Details of any assets held outside Japan (including Shares acquired under the Plan) as of December 31 of each year must be reported to the tax authorities on an annual basis, to the extent such assets have a total net fair market value exceeding JPY 50 million. Such report is due by June 30 each year.
Korea
Exchange Control Information. If Optionee deposits funds (e.g., proceeds from the sale of Shares) in excess of USD 5,000 (per transaction) into a non-Korean bank account, Optionee must file a report with a Korean foreign exchange bank. The reporting is not required if funds are deposited into a non-Korean brokerage account. Because the exchange control regulations may change without notice, Optionee should consult with Optionee’s personal legal advisor to comply with any exchange control regulations applicable to Optionee.
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the immediately following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.
Netherlands
There are no country-specific provisions.
Singapore
Sale of Shares. For any Option that is exercised within six months of the date of grant, Optionee agrees that Optionee will not dispose of the Shares acquired prior to the six-month anniversary of the date of grant, unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or any other applicable provisions of the SFA.
Securities Law Information. The Option is being granted to Optionee pursuant to the “Qualifying Person” exemption under section 273(1)(f) of SFA and not with a view to the Option being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. If Optionee is a director, associate director or shadow director of a Singaporean Parent or Subsidiary, Optionee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Parent or Subsidiary in writing when Optionee receives an interest (e.g., the Option, Shares) in the Company or any Parent or Subsidiary. In addition, Optionee must notify the Singaporean Parent or Subsidiary when Optionee sells or disposes of any Shares, including those acquired under the Plan. These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Parent or Subsidiary. In addition, a notification must be made of Optionee’s interests in the Company or any Parent or Subsidiary within two business days of becoming a director.
Spain
No Entitlement for Claims or Compensation. In accepting the Option, Optionee acknowledges that Optionee consents to participation in the Plan and has received a copy of the Plan. Optionee understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant the Option under the Plan to individuals who may be employees or service provider of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that (i) any Option will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis (i.e., it is not to be considered an acquired right or a more beneficial condition to be repeated in the future), (ii) the Option and the Shares acquired upon exercise shall not become a part of any employment or service contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever, and (iii) the Option will cease vesting on the date Optionee’s Continuous

Service Status terminates (as detailed in the following paragraph). In addition, Optionee understands that the Option would not be made to Optionee but for the assumptions and conditions referred to above; thus, Optionee acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Option shall be null and void.
The vesting of the Option is expressly conditioned on Optionee’s continued and active rendering of service, such that if Optionee’s Continuous Service Status terminates for any reason whatsoever, the Option will cease vesting immediately, effective on the date of termination of Optionee’s service (unless otherwise specifically provided in the Stock Option Agreement). This will be the case even if Optionee is considered to be unfairly dismissed without good cause. For clarification purposes, vesting will immediately cease upon the termination of Optionee’s service if, for example: (1) Optionee’s employment or service contract is terminated for Cause irrespective of whether such Cause is considered fair (“procedente”) or sufficient for any other purposes, (2) Optionee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) Optionee terminates service due to a change of work location, duties, or any other employment or contractual condition; (4) Optionee terminates service due to a unilateral breach of contract by Optionee’s employer or, if different, the Company or any Subsidiary; or (5) Optionee’s Continuous Service Status terminates for any other reason whatsoever. Consequently, upon termination of Optionee’s Continuous Service Status for any of the above reasons, Optionee will automatically lose any rights to the Option that was not vested on the date of termination, as described in the Plan, the Notice and the Stock Option Agreement.
Optionee acknowledges that Optionee has read and specifically accepts the conditions referred to in Section 5 of the Stock Option Agreement.
Securities Law Information. The Option described in the Plan, the Notice and the Stock Option Agreement, including this Addendum, do not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Plan, the Notice and the Stock Option Agreement, including this Addendum, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.
Exchange Control Information. Optionee is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.
Switzerland
Securities Law Information. Neither this document nor any other materials relating to the Option (i) constitutes a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company, and (iii) has been or will be filed with, or approved or supervised by, any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
United Arab Emirates (“UAE”)
Nature of Grant. The following provision supplements Section 3(II) of the Stock Option Agreement:
Optionee acknowledges that the Option and related benefits do not constitute a component of Optionee’s “wages” for any legal purpose. Therefore, the Option and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.
Securities Law Information. The Agreement, the Notice, the Plan and other incidental communication materials concerning the Option are intended for distribution only to Employees and/or Consultants of the Company or its Parents, Subsidiaries or Affiliates.  The Dubai Creative Clusters Authority (formerly known as the Dubai Technology and Media Free Zone Authority), Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates has no responsibility for reviewing or verifying any documents in connection with the Option.  No other UAE authority or governmental agency has approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them.
United Kingdom
UK Employees. This Option, if granted to an Employee who is resident in the United Kingdom, shall be deemed granted pursuant to the UK Employee Non-CSOP Sub-Plan, and references to the Plan in the Agreement and the Plan shall be read as references to the UK Employee Non-CSOP Sub-Plan, where appropriate.
HMRC National Insurance Contributions. Optionee agrees:
(a)that Tax-Related Items within Section 3(b)(ii) of the Stock Option Agreement shall include any secondary class 1 (employer) National Insurance contributions that:
(i)    any employer (or former employer) of the Optionee is liable to pay (or reasonably believes it is liable to pay); and
(ii)    may be lawfully recovered from the Optionee; and
(b)if required to do so by the Company (at any time when the relevant election can be made), the Optionee shall:
(i)make a joint election (with the employer or former employer) in the form provided by the Company to transfer to the Optionee the whole or any part of the secondary class 1

(employer) National Insurance contributions that falls within Section 3(b)(ii) of the Stock Option Agreement; and
(ii)enter into arrangements required by HM Revenue & Customs (or any other tax authority) to secure the payment of the transferred liability; and
(c)to hereby indemnify and keep indemnified the Company and any Subsidiary or Affiliate and any employer (or former employer) against all and any Tax-Related Items which may arise in respect of or in connection with (i) this Option including its grant, vesting or exercise, (ii) any option granted or provided to Optionee by way of rollover, assumption or replacement of this Option, (iii) the Shares or other securities issued or transferred pursuant to the exercise of this Option or any option granted or provided to Optionee by way of rollover, assumption or replacement of this Option, including the ownership thereof and the receipt of any rights or entitlements as a result such as dividend payments, or (iv) the disposition of the Shares.
Section 431 Election. As a condition of Optionee’s participation in the Plan and the exercise of the Option, Optionee agrees that, jointly with Optionee’s employer, Optionee shall enter into a joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any Tax-Related Items on the acquisition of “Restricted Securities” (as defined in Sections 423 and 424 of ITEPA 2003), and that Optionee will not revoke such election at any time. This election will be to treat any Shares acquired pursuant to the exercise of the Option as if such Shares were not “Restricted Securities” (for U.K. tax purpose only). Optionee must enter into the form of 431 election attached to this Addendum as Exhibit A concurrent with the execution of the Agreement.

IMPORTANT NOTE: By accepting the RSUs (whether by signing the Notice and/or the Agreement or via the Company’s designated electronic acceptance procedures), Participant is agreeing to be bound by the terms of the Section 431 Election. Participant should read the terms of the Section 431 Election and the carefully before accepting the Agreement, the Section 431 Election. If requested by the Company, Participant agrees to execute the Section 431 Election in hard copy even if Participant has accepted the RSUs through the Company’s electronic acceptance procedure.
By entering into the Section 431 Election, Participant agrees that Participant will be subject to income tax and, where applicable, NICs based on the full unrestricted market value of Shares that Participant acquires pursuant to the settlement of the RSUs.

EXHIBIT A
For Participants in the United Kingdom
Joint Election under s431 ITEPA 2003 for full disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003
Two Part Election
Part A – To be completed by Employee
1.Between

the UK Employee and	###PARTICIPANT_NAME###

the UK Employee’s employer	Anthropic Limited

of Company Registration Number	14604577
2.Purpose of Election
This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the UK Employee and applies to:

Number of securities	All securities

Description of securities	Shares of Voting Common Stock

Name of issuer of securities	Anthropic, PBC
to be acquired by the UK Employee after the “Date of Grant” referred to in the Notice of Stock Option Grant under the terms of the UK Employee Non-CSOP Sub-Plan to the Anthropic, PBC Amended & Restated 2021 Stock Plan.
4.Extent of Application
This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.
5.Declaration
This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.
In accepting the Agreement, the Employee here agrees to be bound by the terms of this election, as stated above.
Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.
Acceptance by the Employee
The Employee acknowledges that, by accepting the Awards (whether by signing the Notice and/or Agreement or via the Company’s designated electronic acceptance procedures) or by separately signing or electronically accepting this Election, the Employee agrees to be bound by the terms of this Election.

###REQUIRED_SIGNATURE###

###PARTICIPANT_NAME###

Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of this Election.
Signed for and on behalf of the Company

Patrick Ekeruo

Signature (for and on behalf of the UK Employee’s employer)

Employee Number: ###EMPLOYEE_NUMBER###
Employee Grant Number: ###EMPLOYEE_GRANT_NUMBER###
ANTHROPIC, PBC
AMENDED & RESTATED 2021 STOCK PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
You have been granted a restricted stock unit award (the “RSUs”) covering the number of units set forth below, each of which represents one (1) share of the Voting Common Stock of Anthropic, PBC, a Delaware public benefit corporation (the “Company”), as set forth below. The RSUs are subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), and the Restricted Stock Unit Agreement, which includes the Country-Specific Addendum (together, the “RSU Agreement”) and the Anthropic, PBC Amended & Restated 2021 Stock Plan (the “Plan”), both of which are attached hereto and incorporated herein in their entirety. The online or electronic platform or system established and maintained by the Company or a third party designated by the Company to administer the Plan is referred to herein as the “Plan Platform”). Unless otherwise defined in this Grant Notice, the terms used herein shall have the meanings set forth in the Plan.
In the event of any conflict between the terms of the Grant Notice and the Plan, the terms of the Plan will control.

Participant:	###PARTICIPANT_NAME###

Date of Grant:	###GRANT_DATE###

Total Number of RSUs:	###TOTAL_AWARDS###

Vesting Commencement Date:	###ALTERNATIVE_VEST_BASE_DATE###

Vesting Schedule:
So long as the Participant’s Continuous Service Status (as defined in the Plan) does not terminate (and provided that no vesting shall occur following the Termination Date (as defined in Section 3 of the RSU Agreement)), the RSUs shall vest in accordance with the following schedule:
###VEST_SCHEDULE_DESCRIPTION###
###CF_EE_GRANT_Acceleration Text###
###CF_EE_GRANT_Acceleration Text 2###
###CF_EE_GRANT_Acceleration Text 3###

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Each tranche of RSUs that vests, or is scheduled to vest, pursuant to this Grant Notice is hereby designated as a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).
Notwithstanding anything to the contrary in the Plan, this Grant Notice, the RSU Agreement or any other prior or future agreement that purportedly applies to the RSUs, in no event shall the vesting or settlement of the RSUs be accelerated or deferred in connection with any event or otherwise unless such acceleration or deferral is specifically approved by the Board after taking into account the impact of such acceleration or deferral under the requirements of Code Section 409A.
Issuance Schedule:   RSUs that vest shall be settled in Shares on a date determined by the Company, in its sole and absolute discretion, that is on or before the later of (A) March 15th of the year following the year in which the vesting date occurs, and (B) the 15th day of the 3rd month of the Company’s tax year following the Company’s tax year in which the vesting date occurs.
For purposes of clarity, the Company shall not be required to settle all vested RSUs on the same date, whether subject to this Grant Notice and RSU Agreement or another agreement (vested RSUs may be settled pursuant to this subsection on the same date or different dates, as long as the RSUs are settled during the applicable periods set forth above, as determined by the Company in its sole discretion).
Further, notwithstanding anything stated in this Grant Notice, in the RSU Agreement, the Plan or any other agreement applicable to the RSUs, the Company shall have the discretion to settle the RSUs prior to the time set forth herein to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4).

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Expiration Date:
This Grant Notice and the RSU Agreement shall expire and have no force or effect upon the earlier of (i) the date on which all RSUs set forth herein have either been settled, forfeited, or cancelled pursuant to the terms of this Grant Notice, the RSU Agreement (including, but not limited to, Section 3 therein), or the Plan, (ii) the date on which the vesting of RSUs set forth herein is no longer possible under the terms of the Grant Notice and this Agreement, or (iii) the seventh (7th) annual anniversary of the Date of Grant ((i) or (ii), the “RSU Expiration”). Upon the RSU Expiration, all RSUs shall be immediately forfeited to the Company and all rights of Participant to such RSUs shall immediately terminate.

By accepting this grant, you agree that the RSUs are granted under and governed by the terms and conditions of this Grant Notice, and the RSU Agreement and the Plan, both of which are attached to and made a part of this Grant Notice. In addition, you agree and acknowledge that your rights to any shares underlying the RSUs will vest only as you provide services to the Company over time, that the grant of the RSUs is not as consideration for services you rendered to the Company prior to your date of hire, and that nothing in this Grant Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause, subject to Applicable Laws. You further acknowledge and agree that you have reviewed the Plan, this Grant Notice and the RSU Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to accepting the RSUs and fully understand all provisions of the Plan, this Grant Notice and the RSU Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, this Grant Notice and the RSU Agreement. For purposes of this paragraph, the term “Company” will be interpreted to include any Parent, Subsidiary or Affiliate.

THE COMPANY:

ANTHROPIC, PBC

By: Krishna Rao
Chief Financial Officer
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PARTICIPANT
###PARTICIPANT_NAME###
###REQUIRED_SIGNATURE###

###ACCEPTANCE_DATE###
###HOME_ADDRESS###
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ANTHROPIC, PBC
AMENDED & RESTATED 2021 STOCK PLAN
RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached, Anthropic, PBC, a Delaware public benefit corporation (the “Company”), has granted the person named in the Grant Notice (the “Participant”) a restricted stock unit award covering the number of units set forth in the Grant Notice, each of which represents one (1) share of the Company’s Voting Common Stock (the “RSUs”). Unless otherwise defined in this Agreement or the Grant Notice, the terms used in this Agreement shall have the meanings defined in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
1.No Stockholder Rights. Unless and until such time as Shares are issued pursuant to the Agreement in settlement of vested RSUs, Participant shall not own or have any rights in or to the Shares allocated to the RSUs, including, without limitation, the right to receive dividends (or dividend equivalents) or to vote such Shares.
2.No Transfer. The Grant Notice, this Agreement, the RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, other than by will or the laws of descent and distribution. In addition, any Shares that may be issued upon settlement of the RSUs shall be subject to the transfer restrictions set forth in Section 6 below, as applicable.
3.Termination of Relationship.
(a)General. Except as set forth in subsection (b) below, if Participant’s Continuous Service Status terminates at any time for any reason (the date of such termination, the “Termination Date”), all RSUs for which vesting is no longer possible under the terms of the Grant Notice and this Agreement shall be forfeited to the Company on the Termination Date, and all rights of Participant to such RSUs shall immediately terminate at such time.
(b)Termination for Cause. If Participant’s Continuous Service Status is terminated by the Company for Cause, all RSUs (including the vested and unvested portions thereof) shall immediately be forfeited in their entirety upon first notification to Participant of such termination for Cause. If Participant’s Continuous Service Status is suspended pending an investigation of whether Participant’s Continuous Service Status will be terminated for Cause, all Participant’s rights under the Grant Notice and this Agreement shall be suspended during the investigation period.
(c)Active Service. For purposes of the RSUs, Participant’s Continuous Service Status and the Termination Date will be deemed to occur as of the date Participant is no longer actively providing services as an Employee or Consultant (except, in certain circumstances, to the extent Participant is on a Company-approved leave of absence and subject
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to any Company policy or Applicable Laws regarding such leaves) and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws, unless otherwise determined by the Company in its sole discretion.
4.Responsibility for Taxes.
(a)As a condition to the grant, vesting, and settlement of the RSUs, Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social security contributions (including employer’s social security contributions to the extent such amounts may be lawfully recovered from the Participant), social insurance, payroll tax, fringe benefits tax, payment on account or any equivalent or similar taxes, contributions or other relevant tax-related items in any relevant jurisdiction or any other required deductions or payments legally applicable to them (the “Tax-Related Items”) related to the receipt, vesting, settlement or cancellation of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs, the receipt of any dividends or participation in the Plan is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the RSUs or any Tax-Related Items (other than filings or documentation that pursuant to Applicable Laws are the specific obligation of the Company or any Parent, Subsidiary or Affiliate (collectively including the Company, the “Company Group,” and each entity individually, a “Company Group” entity)) such as, but not limited to, personal income tax returns or reporting statements in relation to the receipt, vesting or settlement of the RSUs, the issuance of the Shares allocated to the RSUs, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.
(b)Participant further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant also understands that Applicable Laws may require varying RSU or Share valuation methods for purposes of calculating Tax-Related Items, and the Company and/or the Employer assume no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required under Applicable Laws.
(c)By accepting the RSUs, Participant agrees to indemnify the Company, and any relevant Parent, Subsidiary or Affiliate, against all and any liability for any taxes or Tax-Related Items which may arise in respect of or in connection with the RSUs (or, for the avoidance of doubt, any RSUs granted or provided to Participant by way of rollover, assumption or replacement of the RSUs) or the Shares subject thereto (or, for the avoidance of doubt, other shares or securities) that are settled, issued or transferred pursuant to the vesting of such RSUs.
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(d)If Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(e)Prior to a relevant taxable or tax withholding event, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their tax and/or withholding obligations with regard to all Tax-Related Items by (i) withholding from proceeds of the sale of Shares acquired pursuant to the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent, (ii) withholding Shares that would otherwise be issued upon settlement of the RSUs, or (ii) any other method as determined by the Company to comply with Applicable Laws.
(f)Depending on the method of satisfying the tax and/or withholding obligations with regard to the Tax-Related Items, the Company and/or the Employer may withhold or account for Tax-Related Items by considering the applicable minimum statutory withholding amounts or other applicable tax or withholding rates, including the maximum applicable rates, in which case Participant will receive a refund of any amount withheld in excess of the amount due in cash and will have no entitlement to the Share equivalent.
(g)Participant agrees to pay to the Company and/or the Employer the amount of any Tax-Related Items that the Company and/or the Employer may be required to pay, withhold or account for as a result of Participant’s receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs or the participation in the Plan that cannot be satisfied by the means previously described in this Section 4. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with their obligations in connection with the Tax-Related Items.
5.Nature of Grant. In accepting the RSUs, Participant acknowledges, understands and agrees to the terms and conditions set forth below.
(a)The Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
(b)The grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past.
(c)All decisions with respect to future restricted stock units or other grants, if any, will be at the sole discretion of the Company.
(d)Participant is voluntarily participating in the Plan.
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(e)The RSUs and the Shares allocated to the RSUs are not intended to replace any pension rights or compensation and are outside the scope of Participant’s employment or service contract, if any.
(f)The RSUs and the Shares allocated to the RSUs, and the income and value of the same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.
(g)The future value of the Shares is unknown, indeterminable, and cannot be predicted with certainty.
(h)If the RSUs are settled and Participant receives some or all of the Shares allocated to the RSUs, the value of such Shares may increase or decrease in value.
(i)No claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of Participant’s Continuous Service Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any) (such claim or entitlement, a “claim”), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably (i) agrees never to institute a claim against any Company Group entity, (ii) waives their ability, if any, to bring a claim, and (iii) releases all Company Group entities from any such claim. If, notwithstanding the foregoing, a claim is allowed by a court of competent jurisdiction, Participant, by participating in the Plan, irrevocably agrees (and shall be deemed irrevocably to have agreed) not to pursue such claim and to execute and/or accept any and all documents necessary to request dismissal or withdrawal of such claim.
(j)Unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company or any entitlement to have the RSUs or the benefits exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares. Notwithstanding anything to the contrary in the Plan, this Grant Notice, the RSU Agreement or any other agreement, any RSUs that are not continued, assumed or substituted for in connection with any corporate transaction affecting the Shares, shall be automatically cancelled immediately prior to and contingent upon the consummation of such transaction.
(k)No Company Group entity shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar or the selection by a Company Group entity in its sole discretion of an applicable foreign exchange rate that may affect the value of the RSUs (or the calculation of income or Tax-Related Items thereunder) or of any amounts due to Participant pursuant to the settlement of the RSUs and issuance of Shares, any dividends on the Shares issued or the subsequent sale of the Shares.
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6.Limitations on Transfer of Shares. Participant acknowledges and agrees that the Shares received under this Agreement are subject to (i) the transfer restrictions set forth in Section 12 of the Plan, (ii) the terms and conditions that apply to the Company’s Voting Common Stock, as set forth in the Company’s Bylaws, including (without limitation) certain transfer restrictions set forth in Section 8.9 of the Company’s Bylaws, as may be in effect at the time of any proposed transfer (the “Bylaw Provisions”), and (iii) any other limitation or restriction on transfer created by Applicable Law. In addition to any other limitation on transfer created by the Bylaw Provisions, this Agreement, the Grant Notice and the Plan, Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except to the extent permitted by, and in compliance with Section 12 of the Plan, the Bylaw Provisions, the provisions below and Applicable Laws.
(a)Transfer Restrictions; Right of First Refusal. Before any Shares held by Participant or any transferee of Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall first, to the extent the Company’s approval is required by the Plan or any applicable Bylaw Provisions, have the right to approve such sale or transfer, in full or in part, and shall then have the right to purchase all or any part of the Shares proposed to be sold or transferred, in each case, in its sole and absolute discretion (the “Right of First Refusal”). If the Holder would like to sell or transfer any Shares issued pursuant to this Agreement, the Holder must provide the Company or its assignee(s) with a Notice (as defined below) requesting approval to sell or transfer the Shares and offering the Company or its assignee(s) a Right of First Refusal on the same terms and conditions set forth in this Section 6(a). The Company may either (1) exercise its Right of First Refusal in full or in part and purchase such Shares pursuant to this Section 6(a), (2) decline to exercise its Right of First Refusal in full or in part and permit the transfer of such Shares to the Proposed Transferee (as defined below) in full or in part or (3) decline to exercise its Right of First Refusal in full or in part and, to the extent the Company’s approval is required by the Plan or any applicable Bylaw Provisions, decline the request to sell or transfer the Shares in full or in part.
(i)Notice of Proposed Transfer. The Holder of the Shares issued pursuant to this Agreement shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be sold or transferred to each Proposed Transferee; (D) the terms and conditions of each proposed sale or transfer, including (without limitation) the purchase price for such Shares (the “Purchase Price”); and (E) the Holder’s offer to the Company or its assignee(s) to purchase the Shares at the Purchase Price and upon the same terms (or terms that are no less favorable to the Company).
(ii)Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) shall deliver a written notice to the Holder indicating whether the Company and/or its assignee(s) elect to permit or reject the proposed sale or transfer, in full or in part, and/or elect to accept or decline the offer to purchase any or all of the Shares proposed to be sold or transferred to any one
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or more of the Proposed Transferees, at the Purchase Price, provided that if the Purchase Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the Fair Market Value of the Shares as determined in good faith by the Company. If the Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Company in good faith.
(iii)Payment. Payment of the Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check or wire transfer), by cancellation of all or a portion of any outstanding indebtedness or by any combination thereof or by any other method determined by the Company within 60 days after receipt of the Notice or in the manner and at the times set forth in the Notice.
(iv)Holder’s Right to Transfer. If any of the Shares proposed in the Notice to be sold or transferred to a given Proposed Transferee are both (A) not purchased by the Company and/or its assignee(s) as provided in this Section 6(a) and (B) approved by the Company to be sold or transferred, then the Holder may sell or otherwise transfer any such Shares to the applicable Proposed Transferee at the Purchase Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice; provided that any such sale or other transfer is also effected in accordance with the Bylaw Provisions, the transfer restrictions set forth in the Plan and any Applicable Laws and the Proposed Transferee agrees in writing that the Plan, the Bylaw Provisions, and this Agreement, including this Section 6 and the waiver of statutory information rights in Section 14, shall continue to apply to the Shares in the hands of such Proposed Transferee. The Company, in consultation with its legal counsel, may require the Holder to provide an opinion of counsel evidencing compliance with Applicable Laws. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again have the right to approve such transfer and be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.
(v)Exception for Certain Family Transfers. Anything to the contrary contained in this Section 6(a) notwithstanding, the transfer of any or all of the Shares issued pursuant to this Agreement which transfer occurs during Holder’s lifetime or on Holder’s death by will or intestacy to Holder’s Immediate Family or a trust for the benefit of Holder’s Immediate Family shall be exempt from the provisions of this Section 6(a). “Immediate Family” as used herein shall mean lineal descendant or antecedent, spouse (or spouse’s antecedents), father, mother, brother or sister (or their descendants), stepchild (or their antecedents or descendants), aunt or uncle (or their antecedents or descendants), brother-in-law or sister-in-law (or their antecedents or descendants) and shall include adoptive relationships, or any person sharing Holder’s household (other than a tenant or an employee). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of the
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Plan, the Bylaw Provisions, and this Agreement, including this Section 6 and Section 14, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 6, the Plan and the Bylaw Provisions.
(b)Company’s Right to Purchase upon Involuntary Transfer. In the event of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 6(a)(v) above) of all or a portion of the Shares issued pursuant to this Agreement by the record holder thereof, the Company shall have an option to purchase any or all of the Shares transferred at the Fair Market Value of the Shares on the date of transfer (as determined by the Company). Upon such a transfer, the Holder shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice from the Holder.
(c)Assignment. The right of the Company to purchase any part of the Shares issued pursuant to this Agreement may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.
(d)Restrictions Binding on Transferees. All transferees of Shares issued pursuant to this Agreement or any interest therein will receive and hold such Shares issued pursuant to this Agreement or interest subject to the Plan, the Bylaw Provisions, and this Agreement, including, without limitation, Sections 6 and 14 of this Agreement, and Section 12 of the Plan. In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest to Participant for consideration equal to the amount to be paid by the Company hereunder. Any sale or transfer of the Shares issued pursuant to this Agreement shall be void unless the provisions of this Agreement are satisfied.
(e)Termination of Rights. The transfer restrictions set forth in Section 6(a) above, the Right of First Refusal granted the Company by Section 6(a) above and the right to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 6(b) above shall terminate upon an IPO (as defined below), or any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act. Upon termination of such transfer restrictions, the Company will remove any stop-transfer notices referred to in Section 12(b) below and related to the restrictions in this Section 6 and a new stock certificate or, in the case of uncertificated securities, notice of issuance, for the Shares not repurchased shall be issued, on request, without the legend referred to in Section 12(a)(ii) below and delivered to Holder. “IPO” means (a) the first sale of Company securities to the general public either (i) upon the closing of an underwritten public offering pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to a direct listing, in each case that results in Company securities being regularly traded on an established securities market or (b) the Company’s completion of a merger or consolidation with a special purpose
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acquisition company or its subsidiary in which the shares (or similar securities) of the surviving or parent entity are listed on an established securities market.
7.Investment and Taxation Representations. In connection with the receipt of the RSUs and the Shares issued upon settlement of the RSUs, Participant represents to the Company the following.
(a)Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares issued pursuant to this Agreement. Participant is or will be acquiring the Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Participant does not have any present intention to transfer the Shares issued pursuant to this Agreement to any other person or entity.
(b)Participant understands that the RSUs and the Shares allocated to the RSUs have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein.
(c)Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the securities.
(d)Participant is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Participant understands that the Company provides no assurances as to whether they will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this Section 7(d), Participant acknowledges and agrees to the restrictions set forth in Section 7(e) below.
(e)Participant further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, the Shares must either be registered under the Securities Act, or comply with Regulation A or some other exemption from the registration requirements set forth in the Securities Act. Participant also understands that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offer or sale, and that such persons and their respective brokers who participate in such transactions do so at their own risk.
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(f)Participant represents that Participant is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. Participant also agrees to notify the Company if Participant becomes subject to such disqualifications after the date hereof.
(g)Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s receipt of the RSUs, the vesting and/or settlement of the RSUs, the issuance of Shares or other securities subject to the RSUs and/or the disposition of such Shares or other securities. Participant represents that Participant has been offered the opportunity to consult any tax consultants Participant deems advisable in connection with the receipt of the RSUs, the vesting and/or settlement of the RSUs, the issuance of Shares or other securities subject to the RSUs and/or the disposition of such Shares or securities and that Participant is not relying on any member of the Company Group (including the Employer) for any tax advice.
8.Section 409A. All payments made and benefits provided under this Agreement are intended to be exempt from the requirements of Code Section 409A to the maximum extent permitted pursuant to Treasury Regulation Section 1.409A-1(b)(4) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Code Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to make the payments and benefits be so exempt. In no event will the Company reimburse Participant for any taxes or other penalties that may be imposed on Participant as a result of Code Section 409A and, by accepting the RSUs, Participant hereby indemnifies the Company for any liability that arises as a result of Code Section 409A. In no event will Participant have discretion to determine the taxable year of settlement of any RSUs.
9.Securities Law Compliance. Notwithstanding anything to the contrary contained herein, Shares will not be issued pursuant to this Agreement unless the Shares are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The RSUs and the issuance of Shares pursuant to the RSUs also must comply with other Applicable Laws governing the RSUs and the Shares, and the Company is not obligated to, and will not have any liability for failure to, issue or deliver any Shares upon settlement of the RSUs unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.
10.Lock-Up Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act of 1933, as amended, Participant shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for up to 180 days from the effective date of the registration statement, and Participant shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.
11.Voting Provisions. As a condition precedent to the issuance of Shares under this Agreement, at the request of the Company, Participant shall become a party to any voting
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agreement to which the Company is a party at the time the Shares are issued to Participant, as such voting agreement may be thereafter amended from time to time (the “Voting Agreement”), by executing and/or electronically accepting an adoption agreement or counterpart signature page agreeing to be bound by and subject to the terms of the Voting Agreement and to vote the Shares in the capacity of a “Common Holder” and a “Stockholder,” as such terms may be defined in the Voting Agreement.
12.Restrictive Legends and Stop-Transfer Orders
(a)Legends. Any certificate or certificates representing the Shares issued pursuant to this Agreement shall bear the following legends (as well as any legends required by the Company or Applicable Laws):
(i)“THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(ii)“THE SECURITIES REFERENCED HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT NO CHARGE.”
(iii)“THE TRANSFER OF THE SECURITIES REFERENCED HEREIN IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE COMPANY’S BYLAWS AND STOCK PLAN, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. THE COMPANY SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SECURITIES THAT DOES NOT COMPLY WITH SUCH TRANSFER RESTRICTIONS.”
(iv)Any legend required by the Voting Agreement, as applicable.
(b)Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
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(c)Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares issued pursuant to this Agreement that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
(d)Required Notices. Participant acknowledges that the Shares are issued and shall be held subject to all the provisions of this Section 12, the Bylaw Provisions and any amendments thereto, copies of which are on file at the principal office of the Company. A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of the Company and upon the holders thereof may be obtained by any shareholder upon request and without charge, at the principal office of the Company, and the Company will furnish any shareholder, upon request and without charge, a copy of such statement. Participant acknowledges that the provisions of this Section 12 shall constitute the notices required by Applicable Laws and the Participant hereby expressly waives the requirement of any Applicable Laws that it receive the written notice provided for in such Applicable Laws within a reasonable time after the issuance of the Shares.
13.No Employment Rights. Nothing contained in this Agreement, the Grant Notice or the Plan is intended to constitute or create a contract of employment or consultation engagement, nor shall it constitute or create the right to remain associated with or in the employ or engagement of the Company or any Parent, Subsidiary or Affiliate for any particular period of time. Nothing in this Agreement, the Grant Notice or the Plan shall affect in any manner whatsoever the right or power of the Company or a Company Group entity to terminate Participant’s employment or consulting relationship, for any reason, with or without cause, subject to Applicable Laws.
14.Waiver of Statutory Information Rights. Participant acknowledges and understands that, but for the waiver made herein, upon delivery of any Shares issued to Participant pursuant to this Agreement, Participant would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of Participant as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until an IPO, Participant hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to the Inspection Rights of Participant in Participant’s capacity as a stockholder and shall not affect any rights of a director, in their capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of Participant under any written agreement with the Company.
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15.Electronic Delivery and Translation. The Company may, in its sole discretion, decide to deliver any documents related to Participant’s current or future participation in the Plan, this Agreement, the Shares subject to this Agreement, and other Company securities or any notices required by Applicable Laws or the Bylaw Provisions by email or any other electronic means. Participant hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic means and (iii) sign documents electronically and agrees to participate through an online or electronic system established and maintained by the Company or a third party designated by the Company. To the extent Participant has been provided with a copy of this Agreement, the Plan, or any other documents relating to the Shares in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.
16.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan; Participant’s receipt, vesting or settlement of the RSUs or the Shares allocated thereto; or the sale of such Shares. Participant is hereby advised to consult with their own personal tax, legal and financial advisors regarding their participation in the Plan and the RSUs before accepting the RSUs or otherwise taking any action related to the RSUs or the Plan.
17.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company and any Parent, Subsidiary or Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the RSUs.
Participant understands that the Company and any Parent, Subsidiary or Affiliate or any designated third parties may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Parent, Subsidiary or Affiliate, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Parent, Subsidiary or Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or share plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Parent, Subsidiary or Affiliate that is Participant’s employer and its payroll provider.
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For more information regarding the collection, use, storage, and transfer of Participant’s Personal Data, Participant should also refer to the Company Employee/HR Data Privacy Policy (which is available to Participant separately and may be updated from time to time).
18.Miscellaneous.
(a)Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.
(b)Addendum. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for Participant’s country of residence. Moreover, if Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.
(c)Entire Agreement. This Agreement, together with the Plan and the Grant Notice, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.
(d)Amendments and Waivers. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.
(e)Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.
(f)Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if
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no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
(g)Severability. If one or more provisions of this Agreement, the Grant Notice or the Plan are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, the Grant Notice and the Plan, (ii) the balance of the Agreement, the Grant Notice and the Plan shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement, the Grant Notice and the Plan shall be enforceable in accordance with its terms.
(h)Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(i)Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.
(j)Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares or other securities subject to the RSUs, or take any other action, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Company retains sole discretion to determine if and when it is appropriate to undertake any regulatory filing or other administrative steps in order to achieve compliance or facilitate administration. The Company is under no obligation to undertake any such filing or other steps that would not otherwise be required except in relation to the Plan and grants thereunder and will not assume any liability due to the failure to complete such filing or other steps. Participant understands and agrees that, unless otherwise permitted by the Company, any cross-border cash remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require Participant to provide to such entity certain information regarding the transaction. Participant also acknowledges that the Applicable Laws of the country in which Participant is residing or working at the time of grant, vesting and settlement of the RSUs or the sale of Shares received pursuant to the RSUs (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to those provided in any Addendum. Notwithstanding any provision herein, the RSUs and Participant’s participation in the Plan shall be subject to the special terms, conditions and disclosures set forth in any applicable Addendum.
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COUNTRY-SPECIFIC ADDENDUM
This Country-Specific Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the Date of Grant, if Participant moves to or otherwise is or becomes subject to the Applicable Laws of the country listed or if the Company determines, in its sole discretion, that such additional terms and conditions shall apply. The information included in this Country-Specific Addendum is based on the securities, exchange control, tax and other laws in effect in the respective countries as of September 2025. However, because securities, exchange control, tax and other laws are subject to frequent change, Participant should seek advice from their own personal legal and tax advisor prior to accepting the RSUs or holding or selling Shares or other securities acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency after the RSUs are granted, or is considered a resident of another country for local law purposes, the information contained herein may not apply to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Grant Notice, and the Agreement. This Country-Specific Addendum forms part of the Agreement and should be read in conjunction with the Agreement and the Plan.
Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares or other securities subject to the RSUs are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Agreement (of which this Country-Specific Addendum is a part), the Grant Notice, the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.
European Union (“EU”), European Economic Area (“EEA”), Switzerland, and United Kingdom (“UK”)
Data Privacy. Where Participant is a resident of the EU/EEA, Switzerland, the UK or elsewhere as may be applicable, the following provision applies and replaces Section 17 of the Restricted Stock Unit Agreement:
Participant understands and acknowledges that:
Data Collection and Usage. Pursuant to applicable data protection laws, Participant is hereby notified that the Company collects, processes, uses, and transfers certain personally-identifiable information about Participant for the exclusive legitimate purpose of implementing, administering, and managing the Plan and generally administering employee equity awards, specifically, Participant’s name, home address, telephone number and e-mail address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any equity or directorships held in the Company and any Parent, Subsidiary, or Affiliate, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor, which the Company receives from Participant or the Service Recipient (“Personal Data”). In order to facilitate Participant’s participation in the Plan, the Company will collect, process, use, and transfer Participant’s Personal Data for purposes of implementing, administering, and managing the Plan. The Company’s collection, processing, use, and transfer of Personal Data is necessary for the performance of the Plan and pursuant to the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards. Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its obligations under the contract for which Participant is a party (namely, the Grant Notice and the Agreement) and may affect Participant’s ability to participate in the Plan. As such, by participating in the Plan, Participant voluntarily acknowledges the collection, use, processing, and transfer of Participant’s Personal Data as described herein.
Stock Plan Administration Service Providers. The Company transfers Personal Data to Shareworks by Morgan Stanley and certain of its affiliated companies, an independent service provider with operations, relevant to the Company, in Canada and the United States, which assists the Company with the implementation, administration, and management of the Plan. In the future, the Company may select a different service provider, which will act in a similar manner, and share Personal Data with such service provider. The service provider will open an account for Participant to receive and trade Shares. The processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering, and operating the Plan.
International Data Transfers. The Company and the service providers operate, relevant to the Company, in the United States and Canada, which means that it will be necessary for Personal Data to be transferred to, and processed in, the United States and Canada. By participating in the Plan, Participant understands that the service providers will receive, possess, use, retain, and transfer Personal Data for the purposes of implementing, administering, and managing Participant’s participation in the Plan. When transferring Personal Data to these service providers, the Company provides appropriate safeguards in accordance with legally binding and permissible agreements. The Company’s legal basis for the processing of Personal Data is the necessity for performing a contract to which Participant is a party (namely, the Grant Notice and Agreement).
Data Subject Rights. To the extent provided by law, Participant has the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. Participant may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting in writing privacy@anthropic.com. Participant’s provision of Personal Data is a contractual requirement. Participant understands, however, that the only consequence of refusing to provide Personal Data is that the Company may not be able to allow Participant to participate in the Plan or grant other equity awards to Participant or administer or maintain such awards. For more information on the consequences of the refusal to provide Personal Data, Participant may contact privacy@anthropic.com. Participant may also have the right to lodge a complaint with the relevant data protection supervisory authority.
Data Retention. The Company will use Personal Data only as long as necessary to implement, administer, and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Personal Data, the Company will remove it from its systems to the fullest extent reasonably practicable. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
Australia
Securities Law Information. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Participant will be required to file the report.
Belgium
Exchange Control and Foreign Asset/Account Reporting Information. Participant is required to report any bank or brokerage accounts held outside of Belgium in his or her annual tax return. The first time Participant reports such an account on Participant’s annual income tax return, Participant is required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary. The stock exchange tax likely will apply when the Shares are sold.

Annual Securities Accounts Tax. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account.
Canada
Settlement in Shares Only. Notwithstanding any discretion in the Plan, the Grant Notice or the Agreement to the contrary, settlement of the RSUs shall only be made in Shares issued by the Company and not, in whole or in part, in the form of cash or other consideration.
Termination of Continuous Service Status. The following provisions replace Sections 3(a) and 3(c) of the Restricted Stock Unit Agreement:
For purposes of the RSUs, except to the extent expressly provided in this Agreement or expressly and minimally required under applicable legislation, termination of Participant’s Continuous Service Status and the Termination Date will be deemed to occur as of the date Participant is no longer actively providing services as an Employee or Consultant, regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement (if any), and Participant’s right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from or participate in the Plan will terminate as of the Termination Date. Except to the extent explicitly and minimally required under applicable legislation, the Termination Date will exclude any period during which notice, pay in lieu of notice or related payments or damages are provided, or required to be provided under statute, contract, common/civil law or otherwise, unless otherwise determined by the Company in its sole discretion. Participant will not earn or be entitled to any pro-rated vesting or other participation for that portion of time before the Termination Date (as determined under this provision), nor will Participant be entitled to any compensation for lost vesting or other participation under the Plan.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting or other participation during a statutory notice period, the Termination Date shall be deemed to occur and Participant’s right to vest in the RSUs under the Plan or otherwise benefit from the Plan (if any) will terminate on the last day of such minimum statutory notice period. In no event shall Participant’s Termination Date be deemed to occur later than the last day of such minimum statutory notice period. For clarity, Participant will not earn or be entitled to any pro-rated vesting or other participation if the vesting or payment date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting or other participation under the Plan.
Subject to applicable legislation, in the event the date Participant is no longer providing active service cannot be reasonably determined under the terms of this Agreement and/or the Plan, the Company shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including whether Participant may still be considered to be actively providing services while on a leave of absence).
Securities Law Notice. The security represented by the RSUs was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada.  Participant acknowledges that, as long as the Company is not a reporting issuer in any jurisdiction in Canada, the RSUs and the underlying Shares will be subject to material restrictions on their transfer in Canada. Subject to the terms and conditions of the Grant Notice and Agreement and applicable securities laws, Participant is permitted to sell Shares acquired through the Plan assuming the sale of such Shares takes place outside Canada and/or made in accordance with applicable Canadian securities law.
Foreign Asset/Account Reporting Information. Specified foreign property, including Shares acquired under the Plan and RSUs granted under the Plan, must be reported on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign property exceeds CAD$100,000 at any time during the year. If the cost threshold is exceeded by other specified foreign property held, Participant’s awards must be reported as well, generally at a nil cost. When Shares are acquired, their cost generally is the adjusted cost basis (“ACB”) of the Shares. The ACB ordinarily will equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, the ACB may need to be averaged with the ACB of the other Shares. The Form T1135 must be filed by April 30 of the following year.
The following provisions apply if Participants is a resident of Quebec:
Data Privacy. Participant hereby authorizes the Company, the Service Recipient and the Company’s representatives (including the broker(s) designated by the Company) to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Parent, Subsidiary or Affiliate, the Administrator, as well as a third party stock plan service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in Participant’s employee file. Participant acknowledges that Participant’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the United States. If applicable, Participant also acknowledges that the Company, any Parent, Subsidiary or Affiliate, the Administrator, as well as a third party stock plan service provider may use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.
French Language Documents. A French translation of this document and certain other documents related to the RSUs will be made available to Participant as soon as reasonably practicable, to the extent the Company determines a French translation is required or appropriate. Participant understands that, from time to time, additional information related to the RSUs may be provided in English and such information may not be immediately available in French. Notwithstanding anything to the contrary in the Agreement, and unless Participant indicates otherwise, any such French translation of this document and certain other documents related to the RSUs will govern Participant’s participation in the Plan.

France
RSUs Not French-Qualified. The RSUs are not intended to qualify for special tax or social security treatment in France.
Language Consent. By accepting the RSUs, Participant confirms having read and understood the documents related to the grant (the Grant Notice, the Agreement and the Plan), which were provided in the English language.  Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue.  En acceptant les RSU, le Participant confirme avoir lu et compris les documents relatifs à l’attribution (l’Avis de subvention, le Contrat et le Plan) qui ont été fournis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
Foreign Asset / Account Reporting Information. Participant must report any Shares and bank accounts Participant holds outside France, including the accounts that were opened, held, used and/or closed during the tax year, to the French tax authorities, on an annual basis on special Form N° 3916, together with Participant’s personal income tax return.
Germany
Exchange Control Information. Certain cross-border transactions in excess of a certain threshold (currently EUR 50,000) (the “Threshold”) must be reported to the German Federal Bank (Bundesbank). If Participant makes or receives a payment in excess of the Threshold (including if Participant acquires Shares under the Plan in excess of the Threshold or sell Shares via a foreign broker, bank or service provider and receives proceeds in excess of the Threshold) and/or if the Company withholds or sells Shares with a value in excess of the Threshold to cover Tax-Related Items, Participant must report the payment and/or the value of Shares withheld or sold to Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such other timing as is permitted or required by Bundesbank. Participant is responsible for complying with applicable reporting requirements and should consult with a personal legal advisor to ensure compliance.
Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, Participant may need to report the acquisition when Participant files his or her tax return for the relevant year. If the Shares are not listed on a recognized stock exchange, reporting is required if the value of the Shares exceeds EUR 150,000. If applicable, Participant is responsible for obtaining the appropriate form from a German federal bank and complying with the reporting obligations.

India
Exchange Control Information. Indian residents are required to repatriate to India any cash amounts received in connection with their participation in the Plan within such time period as is prescribed under applicable Indian exchange control laws, as may be amended from time to time. Upon repatriation, Indian residents should obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Service Recipient requests proof of repatriation. Indian residents may be required to provide information to the Service Recipient, the Company or any of its Parent, Subsidiaries or Affiliates to allow them to comply with reporting requirements under exchange control laws in India.
Foreign Asset/Account Reporting Information. Indian residents are required to declare the following items in their annual tax returns: (i) any foreign financial assets held by them (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority.
Ireland
Director Notification Requirement. If Participant is a directors, shadow director or secretary of an Irish Subsidiary or Affiliate, Participant may be subject to notification requirements with regard to the acquisition of Shares or rights over Shares, if Participant’s shareholding interests meet or exceed 1% of the Company’s voting share capital. This notification requirement may also apply to their respective spouses and children under 18 years of age and family-held companies or trusts.
Italy
Plan Document Acknowledgment. By accepting the RSUs, Participant acknowledges that Participant has received a copy of the Plan, the Grant Notice and the Agreement, and has reviewed the Plan, the Grant Notice and the Agreement, including this Addendum, in their entirety and fully understands and accepts all provisions of the Plan, the Grant Notice and the Agreement, including this Addendum.
Participant further acknowledges that Participant has read and specifically and expressly approves the following sections of the Restricted Stock Unit Agreement: Section 3 – Termination of Relationship; Section 4 - Responsibility for Taxes; Section 5 - Nature of Grant; Section 13 – No Acquired Rights or Employment Rights; Section 15 – Electronic Delivery and Participation; Language and Translation; Section 18(a) – Governing Law and Venue; and Section 18(g) – Severability; and the “Data Privacy” section for EU/EEA/UK in this Addendum.
Foreign Asset/Account Reporting Information. If Participant holds investments abroad or foreign financial assets (e.g., cash, Shares, RSUs) that may generate income taxable in Italy, Participant must report them on his or her annual tax return or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply if Participant is a beneficial owner of the investments, even if he or she does not directly hold investments abroad or foreign assets.
Foreign Financial Asset Tax. The value of any Shares (and certain other foreign assets) an Italian resident holds outside Italy may be subject to a foreign financial assets tax. The taxable amount is equal to the fair market value of the Shares on December 31 or on the last day the Shares were held (the tax is levied in proportion to the number of days the Shares were held over the calendar year). The value of financial assets held abroad must be reported in Form RM of the annual tax return. Participant should consult a personal tax advisor for additional information about the foreign financial assets tax.
Japan
Exchange Control Information. If Participant acquires Shares valued at more than JPY 100 million in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Share.
Foreign Asset / Account Reporting Information. Details of any assets held outside Japan (including Shares acquired under the Plan) as of December 31 of each year must be reported to the tax authorities on an annual basis, to the extent such assets have a total net fair market value exceeding JPY 50 million. Such report is due by June 30 each year.
Korea
Exchange Control Information. If Participant deposits funds (e.g., proceeds from the sale of Shares) in excess of USD 5,000 (per transaction) into a non-Korean bank account, Participant must file a report with a Korean foreign exchange bank. The reporting is not required if funds are deposited into a non-Korean brokerage account. Because the exchange control regulations may change without notice, Participant should consult with their personal legal advisor to comply with any exchange control regulations applicable to Participant.
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the immediately following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.
Netherlands
There are no country-specific provisions.

Singapore
Sale of Shares. For any RSUs that vest within six months of the Date of Grant, Participant agrees that Participant will not dispose of the Shares acquired prior to the six-month anniversary of the Date of Grant, unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or any other applicable provisions of the SFA.
Securities Law Information. The RSUs are being granted to Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of SFA and not with a view to the RSUs being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. If Participant is a director, associate director or shadow director of a Singaporean Parent or Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Parent or Subsidiary in writing when Participant receives an interest (e.g., RSUs, Shares) in the Company or any Parent or Subsidiary. In addition, Participant must notify the Singaporean Parent or Subsidiary when Participant sells or disposes of any Shares, including those acquired under the Plan. These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Parent or Subsidiary. In addition, a notification must be made of Participant’s interests in the Company or any Parent or Subsidiary within two business days of becoming a director.
Spain
No Entitlement for Claims or Compensation. In accepting the RSUs, Participant acknowledges that Participant consents to participation in the Plan and has received a copy of the Plan. Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant the RSUs under the Plan to individuals who may be employees or service provider of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that (i) any RSUs will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis (i.e., it is not to be considered an acquired right or a more beneficial condition to be repeated in the future), (ii) the RSUs and the Shares acquired upon settlement shall not become a part of any employment or service contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever, and (iii) the RSUs will cease vesting on the date Participant’s Continuous Service Status terminates (as detailed in the following paragraph). In addition, Participant understands that the RSUs would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any RSUs shall be null and void.

The vesting of the RSUs is expressly conditioned on Participant’s continued and active rendering of service, such that if Participant’s Continuous Service Status terminates for any reason whatsoever, the RSUs will cease vesting immediately, effective on the date of termination of Participant’s service (unless otherwise specifically provided in the Restricted Stock Unit Agreement). This will be the case even if Participant is considered to be unfairly dismissed without good cause. For clarification purposes, vesting will immediately cease upon the termination of Participant’s service if, for example: (1) Participant’s employment or service contract is terminated for Cause irrespective of whether such Cause is considered fair (“procedente”) or sufficient for any other purposes, (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) Participant terminates service due to a change of work location, duties, or any other employment or contractual condition; (4) Participant terminates service due to a unilateral breach of contract by Participant’s employer or, if different, the Company or any Subsidiary; or (5) Participant’s Continuous Service Status terminates for any other reason whatsoever. Consequently, upon termination of Participant’s Continuous Service Status for any of the above reasons, Participant will automatically lose any rights to the RSUs that were not vested on the date of termination, as described in the Plan, the Grant Notice and the Restricted Stock Unit Agreement.
Participant acknowledges that Participant has read and specifically accepts the conditions referred to in Section 3 of the Restricted Stock Unit Agreement.
Securities Law Information. The RSUs described in the Plan, the Grant Notice and the Restricted Stock Unit Agreement, including this Addendum, do not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Plan, the Grant Notice and the Restricted Stock Unit Agreement, including this Addendum, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.
Exchange Control Information. Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.
Switzerland
Securities Law Notification. Neither this document nor any other materials relating to the RSUs (i) constitutes a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company, and (iii) has been or will be filed with, or approved or supervised by, any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

United Arab Emirates (“UAE”)
Nature of Grant. The following provision supplements Section 5 of the Restricted Stock Unit Agreement:
Participant acknowledges that the RSUs and related benefits do not constitute a component of Participant’s “wages” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.
Securities Law Information. The Agreement, the Grant Notice, the Plan and other incidental communication materials concerning the RSUs are intended for distribution only to Employees and/or Consultants of the Company or its Parents, Subsidiaries or Affiliates.  The Dubai Creative Clusters Authority (formerly known as the Dubai Technology and Media Free Zone Authority), Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates has no responsibility for reviewing or verifying any documents in connection with the RSUs.  No other UAE authority or governmental agency has approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them.
Participant should conduct their own due diligence on the RSUs and the Shares.  If Participant is in any doubt about any of the contents of the grant or other incidental documents, Participant should obtain independent professional advice.
United Kingdom
UK Sub-Plan. This RSU, if granted to an Employee who is resident in the UK, shall be deemed granted pursuant to the UK Employee Non-CSOP Sub-Plan to the Anthropic PBC Amended and Restated 2021 Stock Plan, and references to the Plan in the Grant Notice, the Agreement and the Plan shall be read as references to the UK Employee Non-CSOP Sub-Plan to the Anthropic PBC Amended and Restated 2021 Stock Plan, where appropriate.
HMRC National Insurance Contributions. Participant agrees:
(a)that Tax-Related Items within Section 4 of the Agreement shall include any secondary class 1 (employer) National Insurance contributions that:
(i)any employer, deemed employer or former employer of the Participant is liable to pay (or reasonably believes it is liable to pay); and
(ii)may be lawfully recovered from the Participant; and
(b)if required to do so by the Company (at any time when the relevant election can be made), the Participant shall:
(i)make a joint election (with the employer, deemed employer or former employer) in the form provided by the Company to transfer to the Participant the whole or any part of the secondary class 1 (employer) National Insurance contributions that falls within Section 4 of the Agreement; and
(ii)enter into arrangements required by HM Revenue & Customs (or any other tax authority) to secure the payment of the transferred liability; and
(c)to hereby indemnify and keep indemnified the Company and any Subsidiary or Affiliate and any employer, deemed employer or former employer against all and any Tax-Related Items which may arise in respect of or in connection with (i) this RSU including its grant, or vesting, (ii) any RSU granted or provided to the Participant by way of rollover, assumption or replacement of this RSU, (iii) the Shares or other securities issued or transferred pursuant to the vesting of the RSU or any RSU granted or provided to the Participant by way of rollover, assumption or replacement of this RSU, including the ownership thereof and the receipt of any rights or entitlements as a result such as dividend payments, or (iv) the disposition of the Shares.
Section 431 Election. As a condition of Participant’s participation in the Plan and the vesting of the RSUs, Participant agrees that, jointly with Participant’s employer, Participant shall enter into a joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any Tax-Related Items on the acquisition of “Restricted Securities” (as defined in Sections 423 and 424 of ITEPA 2003), and that Participant will not revoke such election at any time. This election will be to treat any Shares acquired pursuant to the vesting of the RSUs as if such Shares were not “Restricted Securities” (for U.K. tax purpose only). Participant must enter into the form of 431 election attached to this Country-Specific Addendum as Exhibit A concurrent with the execution of the Agreement.

IMPORTANT NOTE: By accepting the RSUs (whether by signing the Notice and/or the Agreement or via the Company’s designated electronic acceptance procedures), Participant is agreeing to be bound by the terms of the Section 431 Election. Participant should read the terms of the Section 431 Election and the carefully before accepting the Agreement, the Section 431 Election. If requested by the Company, Participant agrees to execute the Section 431 Election in hard copy even if Participant has accepted the RSUs through the Company’s electronic acceptance procedure.
By entering into the Section 431 Election, Participant agrees that Participant will be subject to income tax and, where applicable, NICs based on the full unrestricted market value of Shares that Participant acquires pursuant to the settlement of the RSUs.

Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2
Income Tax (Earnings and Pensions) Act 2003
One Part Election
1. Between
the UK Employee       the Employee    ###PARTICIPANT_NAME###
whose National Insurance Number is
and
the UK Employee's employer  Anthropic Limited
of Company Registration Number        14604577
2. Purpose of Election
This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment- related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3. Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the UK Employee and applies to:
Number of securities                All securities
Description of securities           Shares of Voting Common Stock
Name of issuer of securities     Anthropic, PBC
to be acquired by the UK Employee after the “Date of Grant” referred to in the Notice of Stock Option Grant under the terms of the UK Employee Non-CSOP Sub-Plan to the Anthropic, PBC Amended & Restated 2021 Stock Plan.

4. Extent of Application
This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.
5. Declaration
This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.
In accepting the Agreement, the Employee hereby agrees to be bound by the terms of this election, as stated above.
Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.
Acceptance by the Employee
The Employee acknowledges that, by accepting the Awards (whether by signing the Grant Notice and/or Agreement or via the Company’s designated electronic acceptance procedures) or by separately signing or electronically accepting this Election, the Employee agrees to be bound by the terms of this Election.

By electronic agreement
###REQUIRED_SIGNATURE###
Employee Signature
Date ###ACCEPTANCE_DATE###
Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signed for and on behalf of the Company

Patrick Ekeruo

Signature (for and on behalf of the UK Employee’s employer)
Date: ###GRANT_DATE###